Exhibit 99.1

REPORT OF INDEPENDENT CERTIFIED AUDITORS

Shareholders/Partners of

IVORY CORPORATION, S.A.,

CORPORACIÓN QUÍMICA VHEM, S.L., and

COMERCIAL QUÍMICA DIBÓN, S.L.

commissioned by the Management

We have audited the accompanying combined financial statements of Ivory Corporation, S.A., Corporación Química Vhem, S.L. and Comercial Química Dibón, S.L. (hereafter referred to as “Grupo Nubiola”, Chemical Activities), which is explained in Note 1 of the attached notes to the combined financial statements, which comprise the combined balance sheets as of December 31, 2014, 2013 and 2012, and the related combined statements of profit and loss, changes in combined net equity, and cash flows for the years then ended, and the related notes to the combined financial statements.

Management’s responsibility for the financial statements

Management is responsible for the preparation and fair presentation of these combined financial statements in accordance with accounting principles generally accepted in Spain; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s responsibility

Our responsibility is to express an opinion on these combined financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America and in Spain. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Grupo Nubiola (Chemical Activities) as of December 31, 2014, 2013, and 2012, and the results of their operations and cash flows for the years then ended in accordance with accounting principles generally accepted in Spain.

Emphasis of Matter

Accounting principles generally accepted in Spain (Spanish GAAP) varies, in certain material respects, from accounting principles generally accepted in the United States of America (U.S. GAAP).  A summary of these differences and a partial reconciliation of the combined balance sheet and net income for each of the two years in the period ended December 31, 2014 from Spanish GAAP to U.S. GAAP, as permitted by Item 17 of Form 20-F of the Securities and Exchange Commission of the United States, are set forth in Note 26.  Our opinion is not modified with respect to this matter.

/s/ Grant Thornton, S.L.P_______

Grant Thornton, S.L.P.

Sergi Puig-Serra

Barcelona, Spain

September 18, 2015

GRUPO NUBIOLA (Chemical Activities)

Combined Balance Sheets

(stated in EUR)

ASSETS
	Note	12/31/2014	12/31/2013 (Balances restated)	12/31/2012
NON-CURRENT ASSETS		41,271,295	37,749,416	36,861,566

Intangible assets	4	1,709,378	1,279,047	1,386,826
Goodwill		1,535,256	1,245,289	1,340,255
Other intangible assets		174,122	33,758	46,571
Tangible fixed assets	5	31,199,955	27,817,933	27,242,407
Land and buildings		14,090,861	13,914,389	14,298,336
Plant, machinery and others		12,973,560	12,943,837	9,887,270
Assets in course and advance payments		4,135,534	959,707	3,056,801
Real estate investments	6	2,859,590	3,017,719	3,106,337
Long-term Investments in the group's and associated companies	8	74,575	74,575	74,575
Stock from the group's and associated companies		74,575	74,575	74,575
Long-term financial investments	9	62,085	40,733	40,738
Deferred tax assets	20	5,365,712	5,519,409	5,010,683

CURRENT ASSETS		82,726,260	78,475,986	82,481,306

Non-current assets held for sale	24	607,633	-	-
Inventories	10	24,434,542	25,023,607	26,559,587
Trade debtors and other accounts receivable	11	22,683,399	24,599,505	22,839,625
Accounts receivable for sales and services		16,435,121	17,131,158	17,043,092
Other debtors		6,248,278	7,468,347	5,796,533
Short-term financial investments	9	1,278,695	6,004,903	15,686,622
Short-term accruals		109,473	63,156	52,437
Cash and other equivalent liquid assets		33,612,518	22,784,815	17,343,035

TOTAL ASSETS		123,997,555	116,225,402	119,342,872
				-

NET EQUITY AND LIABILITIES

NET EQUITY		88,609,874	84,079,897	82,588,081

Own funds	12.1	88,341,219	82,196,533	76,431,676
Capital		6,774,728	7,266,602	7,266,602
Subscribed capital		6,774,728	7,266,602	7,266,602
Issuance premium		-	149,778	149,778
Reserves		70,285,725	65,342,726	61,024,149
Results of the fiscal year attributed to the parent company		13,518,358	9,437,427	7,991,147
(Dividend paid on account)		(2,237,592)	-	-
Adjustments due to change in value	12.2	(74,794)	1,356,109	6,061,496
Conversion differences in combined companies		(74,794)	1,463,660	6,356,999
Other adjustments due to change in value in combined companies	16	-	(107,551)	(295,503)
Subsidies, donations and grants received	12.3	274,099	460,521	29,332
Minority Interest	12.4	69,350	66,734	65,577

NON-CURRENT LIABILITIES		4,158,403	2,082,688	3,562,055

Long-term provisions	13	74,494	55,104	63,887
Long-term debt	14	3,981,212	1,919,757	3,472,428
Borrowings from financial institutions		2,192,716	408,799	2,094,403
Derivatives	16	-	152,425	418,797
Other financial liabilities		1,788,496	1,358,533	959,228
Liabilities for deferred taxes	20	102,697	107,827	25,740

CURRENT LIABILITIES		31,229,278	30,062,817	33,192,736

Non-current liabilities linked to assets haled for sale	24	2,736	-
Short-term provisions		245,182	100,256	45,602
Short-term debt	14	15,720,351	15,593,214	21,724,404
Borrowings from financial institutions		14,312,228	15,488,332	21,504,919
Derivatives	16	601,466	-	115,576
Other financial liabilities		806,657	104,882	103,909
Trade creditors and other accounts payable	15	15,261,009	14,369,347	11,422,730
Suppliers		7,060,894	6,744,384	5,398,388
Other creditors		8,200,115	7,624,963	6,024,342

TOTAL NET EQUITY AND LIABILITIES		123,997,555	116,225,402	119,342,872

The accompanying footnotes are an integral part of these combined financial statements

GRUPO NUBIOLA (Chemical Activities)

Combined Statements of Profit and Loss

 (stated in EUR)

	Note	2014	2013 (restated)	2012
CONTINUED OPERATIONS
Net amount of turnover		107,694,121	106,041,673	103,804,416
a) Sales	21a)	107,670,944	106,015,243	103,771,749
Services rendered		23,177	26,430	32,667
Variation in stocks of finished goods and work-in-progress		(3,091)	7,403	(2,319,671)
Own work capitalized		35,152	36,910	31,328
Supplies		(47,851,512)	(48,511,925)	(49,772,929)
a) Consumption of raw materials and other consumables		(47,263,286)	(47,635,781)	(49,426,749)
b) Subcontracting and similar		(491,041)	(616,933)	(441,062)
c) Impairment of merchandise, raw materials and other supplies	10	(97,185)	(259,211)	94,882
Other operating revenue		959,289	1,141,830	860,065
a) Ancillary and other current operating revenues		721,510	871,494	600,619
b) Operating subsidies incorporated to the fiscal year results		237,779	270,336	259,446
Personnel expenses		(16,665,040)	(16,077,988)	(15,210,781)
a) Wages, salaries and similar charges		(11,930,792)	(11,615,508)	(11,261,067)
b) Social security and similar costs	21b)	(4,734,248)	(4,462,480)	(3,949,714)
Other operating expenses		(25,956,310)	(26,298,733)	(22,734,225)
a) Loss, impairment and variation of provisions for trade transactions	11	(76,199)	(51,915)	(55,046)
b) Other current operating expenses		(25,880,111)	(26,246,818)	(22,679,179)
Fixed assets amortization		(3,700,959)	(3,222,220)	(3,365,538)
Excess provisions		11,519	26,931	53,762
Impairment and result due to fixed asset disposal		158,104	35,491	1,499
a) Impairment and loss		-	(352)	-
b) Results due to disposal and others		158,104	35,843	1,499
Other results		295,012	140,300	132,743
OPERATING RESULTS		14,976,285	13,319,672	11,480,669

Financial income	17	296,937	396,503	339,797
a) From participations in equity instruments		169,836	58,493	34,069
b) From negotiable securities and other financial instruments		127,101	338,010	305,728
Financial expenses	17	(474,136)	(633,223)	(810,904)
Variation of fair value in financial instruments	17	(147,136)	(237,733)	(400,406)
a) Trading portfolio and others	16	(147,136)	(237,733)	(400,406)
Exchange differences		3,598,343	371,149	80,904
a) Other exchange differences		3,598,343	371,149	80,904
FINANCIAL RESULTS		3,274,008	(103,304)	(790,609)
RESULTS BEFORE TAXES		18,250,293	13,216,368	10,690,060
Corporation taxes		(4,730,174)	(3,776,627)	(2,693,620)
COMBINED RESULTS OF THE FISCAL YEAR	21c)	13,520,119	9,439,741	7,996,440

Results of the fiscal year attributed to the parent company	21c)	13,518,358	9,437,427	7,991,147
Results of the fiscal year attributed to minority interest	21c)	1,761	2,314	5,293

The accompanying footnotes are an integral part of these combined financial statements

GRUPO NUBIOLA (Chemical Activities)

Statements of Changes in the Combined Net Equity

(stated in EUR)

A)STATEMENT OF RECOGNIZED INCOME AND EXPENSES

	Note	2014	2013 (restated)	2012
Results of the profit and loss account	21c)	13,520,119	9,439,741	7,996,440
Income and expenses allocated directly to net equity:
From cash flow hedging:		-	(24,308)	(108,242)
From actuarial profit and loss and other adjustments		(224,901)	(577)	4,902
Subsidies, donations and grants received		41,314	516,560	-
Actuarial profit and loss and other adjustments
Tax effect		62,389	(77,797)	28,959
Total income and expenses allocated directly to net equity		(121,198)	413,878	(74,411)
Transfer to the profit and loss account:
From cash flow hedging:		149,377	285,353	399,537
Subsidies, donations and grants received		(230,904)	(1,870)	(14,835)
Tax effect		(38,658)	(79,377)	(107,609)
Total transfer to the profit and loss account		(120,185)	204,106	277,093
TOTAL COMBINED RECOGNIZED INCOME AND EXPENSES		13,278,736	10,057,725	8,199,122

B)STATEMENT OF TOTAL CHANGES IN NET EQUITY

	Capital	Issuance premium	Reserves and results from previous fiscal years (*)	Results of the fiscal year attributed to the parent company	Own shares	(Interim dividend)	Conversion differences	Others Adjustments due to change in value	Subsidies, donations and grants received	Minority Interest	Total
ADJUSTED BALANCE, BEGINNING OF YEAR 2011	8,753,582	149,778	55,764,509	7,090,100	(1,351,296)	-	4,578,293	(505,235)	39,906	59,838	74,579,475
Total combined recognized income and expenses	-	-	3,524	7,991,147	-	-	-	209,732	(10,574)	5,293	8,199,122
(-) Capital reductions	(1,486,980)	-	-	-	-	-	-	-	-	-	(1,486,980)
(-) Transactions with own shares	-	-	(1,118,587)	-	1,351,296	-	-	-	-	-	232,709
(-) Distribution of dividends	-	-	(725,000)	-	-	-	-	-	-	-	(725,000)
Other variations of net equity
Distribution results 2011	-	-	7,090,100	(7,090,100)	-	-	-	-	-	-	-
Conversion differences	-	-	-	-	-	-	1,778,706	-	-	-	1,778,706
Other movements	-	-	9,603	-	-	-	-	-	-	446	10,049
BALANCE, END OF YEAR 2012	7,266,602	149,778	61,024,149	7,991,147	-	-	6,356,999	(295,503)	29,332	65,577	82,588,081
Total combined recognized income and expenses	-	-	-	9,509,614	-	-	-	187,952	431,189	1,157	10,129,912
(-) Distribution of dividends	-	-	(2,975,812)	-	-	-	-	-	-	-	(2,975,812)
Other variations of net equity
Distribution results 2012	-	-	7,991,147	(7,991,147)	-	-	-	-	-	-	-
Conversion differences	-	-	-	-	-	-	(5,317,627)	-	-	-	(5,317,627)
Other movements (**)	-	-	(471,943)	-	-	-	-	-	-	-	(471,943)
BALANCE, END OF YEAR 2013	7,266,602	149,778	65,567,541	9,509,614	-	-	1,039,372	(107,551)	460,521	66,734	83,952,611
Restated due to errors 2013	-	-	(224,815)	(72,187)	-	-	424,288	-	-	-	127,286
ADJUSTED BALANCE, BEGINNING OF YEAR 2013	7,266,602	149,778	65,342,726	9,437,427	-	-	1,463,660	(107,551)	460,521	66,734	84,079,897
Total combined recognized income and expenses	-	-	(162,512)	13,518,358	-	-	-	107,551	(186,422)	1,761	13,278,736
(-) Distribution of dividends	-	(149,778)	(4,337,287)	-	-	(2,237,592)	-	-	-	-	(6,724,657)
(-) Capital reductions	(491,874)	-	-	-	-	-	-	-	-	-	(491,874)
Other variations of net equity
Distribution results 2013	-	-	9,437,427	(9,437,427)	-	-	-	-	-	-	-
Conversion differences	-	-	-	-	-	-	(1,538,454)	-	-	-	(1,538,454)
Other movements (**)	-	-	5,371	-	-	-	-	-	-	855	6,226
BALANCE, END OF YEAR 2014	6,774,728	-	70,285,725	13,518,358	-	(2,237,592)	(74,794)	-	274,099	69,350	88,609,874

* Includes reserves of combined entities

** Corresponds primarily to the reversal of revaluations at Nubiola Colombia Pigmentos, S.A.

The accompanying footnotes are an integral part of these combined financial statements

GRUPO NUBIOLA (Chemical Activities)

Combined Statements of Cash Flows

 (stated in EUR)

	Note	2014	2013	2012
CASH FLOWS OF OPERATING ACTIVITIES
Profit for the period before taxes		18,250,293	13,216,368	10,690,060
Depreciation of fixed assets	4,5,6	3,700,959	3,222,220	3,365,538
Valuation corrections impairment	10,11	173,384	311,126	(39,836)
Variation of provisions	13	13,259	(8,652)	18,125
Allocation of grants		(230,904)	(270,336)	(14,835)
Results for low and disposals of fixed assets		(158,104)	(35,843)	(1,499)
Financial income		(296,937)	(396,503)	(339,797)
Financial expenses		474,136	633,223	810,904
Exchange differences		(3,598,343)	(371,149)	(80,904)
Other income and expenses		(216,914)	-	-
Change in fair value financial instruments		601,466	-	23,496
Cash flow generated by the exploitation of business		18,712,295	16,300,454	14,431,252
Changes in the current capital:
Stock		491,027	1,276,769	12,484,971
Trade receivables		616,791	(139,981)	460,476
Other receivables		1,415,336	(1,678,267)	42,402
Other current assets		(46,317)	(10,719)	104,424
Trade creditors		319,156	1,345,996	692,051
Other accounts payable		1,052,750	42,562	(1,163,311)
Other current liabilities		144,927	54,654	10,262
Other operating activities cash flows:
Interest payments		(474,136)	(633,223)	(810,904)
Collections of interest		296,937	396,503	339,797
Payments for income tax		(5,259,393)	(2,704,266)	(2,586,213)
Other payments		-	18,181	13,127
Cash flows of operating activities		17,269,373	14,268,663	24,018,334

CASH FLOWS OF INVESTING ACTIVITIES
Payments for investments
Group and associated companies		-	-	(3,006)
Intangible fixed assets	4	(155,814)	(4,990)	(15,886)
Tangible fixed assets	5	(8,034,054)	(5,777,987)	(4,486,841)
Other financial assets		(45,633)	-	(10,336,390)
Charges for divestitures
Intangible fixed assets	4	-	5,764
Tangible fixed assets	5	437,533	326,450	2,079
Other financial assets		4,726,208	9,681,724	3,004,746
Cash flows of investment activities		(3,071,760)	4,230,961	(11,835,298)

CASH FLOWS OF FINANCING ACTIVITIES
Cancellation of net equity instruments		(491,874)	-	(1,486,980)
Subsidies, gifts and bequests received		41,313	784,965	232,709
Debts with credit institutions		1,783,917	-	3,808,440
Other debts		1,131,738	400,278	516,084
Debts with credit institutions		(1,176,104)	(7,817,767)	(6,954,103)
Dividends		(6,724,657)	(2,975,812)	(725,000)
Cash flows of financing activities		(5,435,667)	(9,608,336)	(4,608,850)

Effect of changes in exchange rates		2,065,757	(3,449,508)	1,418,541
NET INCREASE/DECREASE IN CASH OR EQUIVALENTS		10,827,703	5,441,780	8,992,727
Cash and equivalents at the beginning of year		22,784,815	17,343,035	8,350,308
Cash and equivalents at the end of the year		33,612,518	22,784,815	17,343,035

The accompanying footnotes are an integral part of these combined financial statements

1.Parent company and subsidiaries

GRUPO NUBIOLA (chemical activities) is comprised of several companies, basically asset-holding, commonly shared, directly and indirectly, by a group of individuals. These companies (“parents”) are the following:

Company	Address
Ivory Corporation, S.A.	Luxembourg
Corporación Química Vhem, S.L.	Llodio (Álava)
Comercial Química Dibón, S.L.	Barcelona

Corporación Química Vhem, S.L. is owned 44% by Ivory Corporation, S.A., with the remaining capital a direct property of the individual and corporate shareholders.

The subsidiaries included in the group combined financial statements “the group”, which are engaged in pigment production and/or marketing activities, particularly ultramarine blue and other inorganic pigments are:

Company	Percentage of ownership (1)	Net cost of ownership (euros)	Address	Activity
Nubiola Pigmentos, S.L. (a)	100.00%	8,004,857	Barcelona (Spain)	Productive
Colores Hispania, S.A. (h)	100.00%	4,570,180	Barcelona (Spain)	Inactive
Nubiola Romania, S.R.L. (b)	100.00%	1,602,790	Doicesti (Romania)	Productive
Nubiola Colombia Pigmentos, S.A. (c)	100.00%	1,416,372	Medellín (Colombia)	Productive
Nubiola India, LTD (d)	98.52%	205,067	Chenai (India)	Productive
Dibon USA, LLC. (2) ( e)	100.00%	1,976,223	Norcross, Georgia (USA)	Commercial
Georgia Colours, LLC. (2) (e )	100.00%	473,365	Norcross, Georgia (USA)	Real Estate
Dibon USA, LLC. (h)	100.00%	-	Norcross, Georgia (USA)	Ownership holding
Nubiola Pigmentos (Shangai) Co. (f)	100.00%	174,696	Shangai (China)	Commercial
Nubiola Bulgaria OOD (g)	100.00%	-	Rousse (Bulgaria)	Commercial

(1)Addition of percentages of direct ownership held by parent companies.

(2)Ownership of Dibón, U.S.A., LLC.

(a)Audited by Grant Thornton, S.L.P.

(b)Audited by Grant Thornton Audit S.R.L.

(c)Audited by Grant Thornton Ulloa Garzón y Asociados

(d)Audited by Walker, Chandiok & Co.

(e)Audited by Maulin & Jenkins

(f)Audited by Grant Thornton

(g)Audited by Specialised Auditing Company Activ Ltd.

(h)Corporations whose financial statements have not been audited

All the mentioned corporations close their annual accounts on December 31st and have been included in the combination by applying the global integration method, in case there is ownership among them, or by aggregation, in case there is no ownership among them, with the corresponding adjustments and deletions of operations and intra-group balances.

During the fiscal years 2014 and 2012, there were no changes in the scope of the consolidation. During fiscal year 2013, the only change in the scope of the combination was due to the merger between Nubiola USA, LLC (acquiring company) and Delta Colours, INC (acquired company).

The corporations Haining Lemei (China) and Arland Fundada 2012, S.L.U. (Spain) have not been included in the scope of the combination because they exhibit no significant figures as of December 31, 2014 (see Note 8).

The functional currency of the Group is the euro (EUR).

2.Basis for presentation of the combined annual accounts

a)Fair view

The combined financial statements, comprised of the combined balance sheets, the combined statements of profit and loss, the combined statements of changes in the net equity, the combined statements of cash flows and the explanatory notes 1 to 27, were obtained from the accounting records of the parent companies and subsidiaries detailed in Note 1, with application of the current legal provisions in accounting, specifically the Royal Decree No. 1159/2010, dated September 17, approving the regulations for the formulation of combined annual accounts and modifying the General Accounting Plan approved by Royal Decree No. 1514/2007, with the aim of showing a fair view of the Groups assets, financial situation, results and changes in net assets occurred during the corresponding fiscal year.

Except otherwise indicated, all the figures shown in the notes are expressed in euros.

b)Accounting principles

These financial statements have been prepared applying the accounting principles generally accepted in Spain. There is no mandatory accounting principle that, having a significant effect, has not been applied.

c)Combination principles

The combination has been done using the global integration method for all the subsidiaries, since an effective control was available thanks to the vote majority in their representation and decision entities.

d)Critical aspects of the uncertainty valuation and estimation.

Estimations made by the Directors of Corporación Química Vhem, S.L. have been used in the preparation of combined financial statements in order to valuate some assets, liabilities, income, expenses and commitments recorded in them. Basically, these estimations refer to:

a)The service life of material assets, intangibles and real estate investment (notes 3f, 3g and 3i).

b)The evaluation of possible loss due to impairment of certain assets (note 3h).

c)Valuation of certain financial instruments (note 3k).

d)Valuation of certain hedge accounting (note 3l).

e)The estimation of projections to assess recovery of deferred tax assets (note 3q).

In spite of these estimations being done based on the best available information as of closing of fiscal year 2014, it is possible that some events that may happen in the future force them to be modified (upward or downward) in the following fiscal years, which would be done in their case, prospectively.

e)Grouping of line items

Certain items of the combined balance sheets, the combined statements of profit and loss and of the combined statements of changes in net equity are presented in groups in order to make them easily understandable, while, to the extent that it is meaningful, the disaggregated information has been included in the corresponding explanatory notes.

f)Elements recorded in several items

No element that has been recorded in two or more items of the combined balance sheets has been identified in the preparation of the combined financial statements.

g)Comparison of information

Comparative information regarding the previous fiscal year is disclosed for all the amounts included in the combined financial statements for the current year.

In the preparation of the combined financial statements for the fiscal year 2014, and in order to enable comparison, the following reclassifications have been made in the balance corresponding to fiscal year 2013:

-  The amount of EUR 1,358,528 from the heading long-term debts with credit institutions to the heading other long-term financial liabilities.

-  The amount of EUR 104,882 from the heading long-term debts with credit institutions to the heading other long-term financial liabilities.

h)Classification of current and non-current items

For the classification of current items, the maximum term of one year from the date of these combined financial statements has been considered.

i)Changes in accounting criteria

In the preparation of the attached combined financial statements, changes in the significant accounting criteria have occurred regarding the criteria applied in the previous fiscal years that have involved the re-expression of the amounts included in the combined financial statements for the previous year.  Said changes in accounting criteria correspond to the treatment of the exchange differences in long-term foreign currency loans with companies from the group; said loans were considered as non-currency items, i.e., as a greater value of investment in the Parent company Corporación Química Vhem, S.L., and due to a change in the equity organization of the Group, the long-term loans with companies from the group change their accounting treatment and are considered as currency items.  Below is the comparison between the amounts shown in the combined balance for year 2013 and the re-expressed balances:

	Asset /(Liability)
	Balance according to combined financial statements	Balance Re-expressed	Difference
Assets for deferred taxes	5,392,123	5,519,409	127,286
Reserves	65,567,541	65,342,726	(224,815)
Results of the fiscal year attributed to the parent company	9,509,614	9,437,427	(72,187)
Conversion differences in combined companies	1,039,372	1,463,660	424,288
	81,508,650	81,763,222	254,572

The detail of the re-expressed figures of the combined profit and loss account for the year 2013 is as follows:

	Income/(expenses)
	Balance according to combined financial statements	Balance Re -expressed	Difference
Exchange differences	474,274	371,149	(103,125)
Profit taxes	(3,807,565)	(3,776,627)	30,938
			(72,187)

3.Valuation and recording standards

The main valuation standards applied in the preparation of the financial statements are the following:

a)Goodwill

It corresponds to the positive differences of the first combination between the accounting value of participation, whether direct or indirect, of the partner company in the capital of each subsidiary and the value of the proportional part of the own fund of said subsidiary attributable to such participation on the first of the first combination, considering as such January 1, 2004. When the acquisition date of the participation is after the date of the first combination, the goodwill is determine by the difference between the value satisfied by participation and the fair value of the assets and liabilities acquired as of such date.

The difference of the positive combination as of the date of the first combination is directly allocated, to the extent possible, to the equity elements of the subsidiary, increasing the value of the assets with the limit of their market value. The positive differences non attributable to equity elements are recorded as goodwill.

Until December 31, 2007 they were amortized on a straight line applying an annual 10%. According to the provisions included in the General Accounting Plan, the goodwill is not amortized, realizing annually the corresponding "impairment test” (see note 3h). The valuation corrections due to impairment, as a consequence of the application of the "impairment tests”, are not subject of reversal in the following fiscal years.

b)Negative difference of combination

It corresponds to the positive differences of the first combination between the accounting value of participation, whether direct or indirect, of the partner company in the capital of each subsidiary and the value of the proportional part of the own fund of said subsidiary attributable to such participation on the first of the first combination, considering as such January 1, 2004.

The negative differences originate on acquisitions after the first date of combination, determined by the differences between the fair value of the assets and liabilities acquired and the amount paid, are attributed to the results of the fiscal year.

The generated negative differences of the first combination have the reserve consideration of the Parent company.

c)Conversion of financial statements into foreign currency

The conversion of annual accounts of a company whose currency is different to the euro has been done according to the following rules:

-The items of balance sheet assets and liabilities have been converted applying the exchange rate at closing.

-The net equity items, including the year's results, have been converted applying the historical exchange rate. In particular, the income and expenses, including those recognized in the net equity, have been converted applying the median exchange rate for the year.

-The differences arising in the funds among the figures obtained and the net equity at the beginning of the fiscal year, as well as those generated from the conversion of the profit and loss account, are recorded directly against net equity in the account “Conversion differences,” in their case, net of the tax effect and once deducted the part of said difference corresponding to the minority interest.

-The goodwill and adjustments to fair values of assets and liabilities derived from the application of the acquisition method are considered elements of the acquired company and have been converted by applying the exchange rate at closing.

d)Transactions among companies included in the scope of combination

The elimination of back to back credits and debits and expenses, income and results from internal operations have been performed based on the provisions to this regards contained in Royal Decree No. 1159/2010 dated September 17.

e)Equalization of line items

The valuation standards used by the different companies of the Group do not differ significantly, so no adjustments of valuation equalization were necessary, except in the case of two events:

-Retrocession of the adjustments due to inflation and revaluation of assets recorded between 2004 and 2007 (both inclusive) by the Colombian company.

-Equalization of the amortization rates of fixed assets.

f)Intangible assets

Industrial property and information technology applications are valued at the acquisition price or production cost. Particularly, the following criteria are applied:

-Industrial property

This heading includes research and development expenses activated when the corresponding patent or similar is obtained. They are amortized over a period of 5 years.

-Computer applications

The amounts satisfied by the access to property or right of use of computer programs are included, only in the cases where their utilization for several years is expected. The maintenance expenses of these computer applications are allocated as expenses of the fiscal year when incurred.

Its amortization is recorded linearly over 4 years, from the moment when the use of the corresponding computer application begins.

g)Tangible fixed assets

The tangible fixed assets are recorded at acquisition cost for the Group, which includes unrealized gains included in the acquisition cost of Colores Hispania, S.A., for EUR 659,000, plus the different revaluations practiced to it until December 31, 2003 in observance of the various local regulations (basically, balance sheet update laws in Spain and inflation adjustments in Colombia).

The expansion, updating and improvement costs are recorded as a greater value of the property, only if they include an increase in their capacity or efficiency, productivity or an extension of service life. The conversation and maintenance expenses are charged to the profit and loss account on the fiscal year when incurred.

The amortization is recorded linearly based on the estimated service life of the corresponding property. The annual coefficient of amortization applied are the following:

Construction	3%

Technical facilities and machinery	10%
Technical facilities, equipment and furniture	10 to 20%
Other tangible assets	15 to 25%

Additionally, the following particular standards apply:

g.1)Land and natural property

The refurbishing costs, such as for closing, earthwork, sanitation and drainage, building demolishing when necessary to build new plants, inspection and drawing of floorplans when they are performed prior to acquisition, as well as initial estimation of the current value of present liabilities derived from rehabilitation costs of the premise are included in their acquisition price.

Undeveloped land is not amortized.

g.2)Property associated to operational leasing and other similar operations

The investments that cannot be separated from those elements used through leasing qualified as operational, are accounted as immobilized material when they comply with the definition of assets.

The amortization of these investments is performed based on their service life, which will be the duration of the lease or assignment agreement, including the renewal period when there is evidence supporting that this will happen, when this is shorter than the asset's economic life.

g.3)Assets in construction and advances

All payments on account incurred in the purchase of property, technical facilities and other fixed assets before effective delivery or implementation of such are included.

h)Value impairment of intangible and tangible fixed assets

As of the closing of each fiscal year, provided there is evidence of loss of value, the Group next estimates, by means of the "impairment test”, the possible existence of loss of value that may reduce the recoverable value of said assets to an amount below their book value.

The recoverable amount is determined as the greater amount between the fair value less the sales costs and the use value.

The recoverable values are calculated for each cash generating unit, however in the case of tangible fixed assets, whenever possible, impairment calculations are performed individually, one element at a time.

In the event that a loss needs to be recognized due to impairment of a cash-generating unit to which all or part of goodwill has been allocated, the accounting value of the goodwill corresponding to said unit is reduced in the first place. If the impairment exceeds the amount of it, proportionally to its accounting value, the one from the rest of assets in the cash-generating unit is reduced next, up to the limit of greater value among the following: its fair value less the sales costs, its use value and zero. The impairment loss shall be recorded on account of the fiscal year's results.

When an impairment loss reverts later (a circumstance not allowed in the specific case of a goodwill), the amount in books of the asset or the cash-generating unit increases in the revised estimation of its recoverable amount, but in a such a way that the increased amount in books does not exceed the amount in books that would have been determined if no impairment loss had been recognized in previous fiscal years. Said reversion of a value impairment loss is recognized as income in the profit and loss account.

i)Real estate investments

This heading groups the values of land, buildings and other constructions maintained, whether to be exploited under rental, obtain gains for their sales as a consequence of the increases occurred in the future with their corresponding market prices.

For these assets, the Group applies the valuation standards relating to tangible fixed assets.

j)Leasing and other similar operations

The Group records as financial leasing those operations for which the lessor transfers substantially to the lessee the risks and benefits inherent to ownership of the asset under contract, recording the rest as operating leasing.

The income and expenses derived from the operating lease contracts are accounted on the loss and profit account in the fiscal year when they accrue.

Any other charge or payment performed when contracting the operational lease is treated as an advance charge or payment, as the benefits of the leased asset are assigned or received.

k)Financial instruments

k.1)    Financial assets

The financial assets owned by the Group are classified, for valuation purposes, in the following categories:

k.1.1)  Receivable loans and items

Corresponding to credits, for commercial or non-commercial operations, originated in the sale of property, cash deliveries or provision of services, whose charges are of a determined or determinable among and that are not traded in an active market.

They are initially recorded at the fair value of the consideration paid plus the transaction costs directly attributable. They are valued later at their amortized cost, recording the interest accrued in the results account based on the current interest rate.

Notwithstanding the above, credit for commercial operations with a maturity no higher than one year and that do not have a contractual interest rate are valued initially at their face value, provided the effect of not updating the cash flows is not significant, in which case they will continue to be valued later at said amount, except if impaired.

The valuation rectifications due to impairment are recorded based on the difference between their book value and the current value at year closing of future cash flows estimated to be generated, discounted at the effective interest rate calculated at the time of their initial recognition. These corrections are recognized in the profit and loss account.

k.1.2)     Investments in the equity of companies and associates

Group companies are those linked to the parent companies under a control relationship, and associated companies are those upon which they exert significant influence. Investments that have not been object of elimination in the combination process are valued initially at cost, which will be equal to the fair value of the consideration paid plus the transaction costs directly attributable.

Its later valuation is performed at cost, reduced, in this case, by the accumulated amount from the impairment valuation correction. Said corrections are calculated as the difference between their book value and the recoverable amount, understood as the greater amount between its fair value minus the sales costs and the current value of future cash flows expected from investment. Except for a better evidence of the recoverable amount, the net equity of the participated entity is taken, corrected by the existing unrealized gains as of the date of valuation, including goodwill, if any.

Changes in value due to impairment valuation corrections and, in this case, its reversion, are recorded as an expense or income, respectively, in the profit and loss account.

k.1.3)    Investments held to maturity

The values representative of debt are included in this category, with a fix maturity date and charges of a set amount, that are traded in an active market and upon which the Group expresses its intention and ability to hold until maturity.

They are initially recorded at the fair value of the consideration paid plus the transaction costs directly attributable. These investments are valued later at their amortized cost and the interests accrued in the period are calculated by applying the effective interest rate method.

The valuation impairment corrections are recognized in the profit and loss account, calculated based on the difference between their book value and the current value at year closing of future cash flows estimated to be generated, discounted at the effective interest rate established at the time of their initial recognition.

k.1.4)   Other financial assets at fair value with changes in the profit and loss account

The financial assets derived as designed by the Group at the time of initial recognition are included, whether because said designation eliminates or reduces significantly any accounting asymmetry, whether because said assets are a group of financial assets whose performance is assessed by the Management of the Parent companies, based on their fair value and according to an established and documented strategy.

They are recorded initially at fair value of the consideration paid. Transaction costs directly attributable are recognized in the fiscal year's profit and loss account. Its later valuation is performed at fair value allocating the changes occurred in it directly to the profit and loss account.

k.2)     Financial liabilities

A financial liability is recognized in the balance when a mandatory part of the contract or legal business is converted by the Group according to the provisions set forth.

Debits and payable items originated by the purchase of goods and services for traffic operations of the company or non-commercial operations are initially valued at fair value of the consideration paid, adjusted by the transaction costs directly attributable.

Notwithstanding the above, credit for commercial operations with a maturity no higher than one year and that do not have a contractual interest rate are valued initially at their face value, provided the effect of not updating the cash flows is not significant, in which case they will continue to be valued later at said amount, except if impaired.

Debit and items payable are value, later, by their amortized cost, using effective interest rate. Those who, according to the comments in the previous paragraph, are valued initially at face value, continue to be valued at said amount.

The other financial assets, both short and long term, correspond to debt granted to the Group at zero interest rate; they are valued at their amortized cost and the interests accrued in the period are calculated by applying the effective interest rate method. At the initial moment, the debt is recorded at the current value considering as a reference a market interest rate and the balancing entry is recorded in a received subsidy, donation and grant account.

The financial instruments derived from liabilities, i.e., with unfavorable valuation for the company are valued at their fair value, following the same criteria than those corresponding to the financial assets maintained to negotiate as described in the previous paragraph.

The Group writes off the financial liabilities when they extinguish the obligations that generated them.

k.3)    Bonds delivered and received

Bonds delivered, both at long and short-term, are value by the face amount and the cash flow discount is not performed since their effect is not significant.

l)Hedge accounting

The Group has several interest rate hedging, classified as cash flow hedging, and exchange rate hedging, classified as fair value hedging, which are accounted as described below:

-Cash flow hedging: Those that cover exposure to the variation of cash flows attributed to a certain risk associated to recognized assets or liabilities or a highly probable transaction. The portion of the gain or loss on the hedging instrument that has been determined as effective hedging is recognized temporarily in net equity and is allocated in the profit and loss account in the same period in which the element is hedged, unless the hedge relates to a forecast transaction that results in the recognition of a non-financial asset or liability, in which case the amounts recognized in net equity are included in the cost of the asset or liability when acquired or assumed.

-Fair value hedging: They are recorded in this way those that hedge the exposure to changes in fair value of recognized assets or liabilities or firm commitments not yet recognized. Changes in the value of the hedging instrument and the hedged item attributable to the hedged risk are recognized in profit and loss account.

m)Inventories

Inventories are valued at cost or market value, whichever is lower.

The cost is determined based on the following criteria:

-Raw materials and commercial products at median acquisition price.

-In progress and finished products, the cost resulting from adding the value of consumed raw materials, direct and indirect costs incurred in production.

The market value is determined for the raw materials and commercial products considering replacement cost or net realizable value, if lower. For products in progress and finished, its net realizable value, net of selling expenses.

n)Transactions in foreign currency

The functional currency conversion of monetary items denominated in foreign currency is performed by applying the exchange rate at the time of the relevant transaction, adjusted at year end according to the exchange rate at that time.

Exchange differences that occur as a result of the valuation at year end of debits and credits in foreign currencies are recognized directly in the profit and loss account.

o)Cash and other equivalent liquid assets

Cash and cash equivalents and other liquid assets include cash in hand and bank deposits with credit institutions. Also, included under this heading are other short-term highly liquid investments if they are readily convertible into certain amounts of cash and which are subject to an insignificant risk of changes in value. To this end investments with maturities of less than three months from the date of acquisition are included.

p)Subsidies received

The Group records the subsidies received according to the following criteria:

p.1)Non-refundable capital subsidies

They are initially recorded as income recognized directly in equity, being recognized in the profit and loss account as income on a systematic and rational basis in line with the expenses derived from the subsidy, donation or grant according to the criteria described below:

-The amounts received without assignment to a specific purpose are recognized as income for the year.

-The amounts corresponding to the difference between the face value and the present value of financial debts to zero interest rate are considered to correspond to interest rate subsidies. They are charged to income upon accrual of interest on the debt, offsetting the amounts to be recorded each year as financial expense.

-If they are granted for the acquisition of assets or inventories, they are charged to income in proportion to the redemption or, where applicable, when their disposal, impairment loss or low balance sheet occurs.

p.2)Non-refundable operating subsidies

Operating subsidies are credited to income on accrual basis.

q)Profit tax

The expense or income for profit tax is calculated by adding the expense or income for the current tax plus the part corresponding to the expense or income for deferred tax. The Group does not pay taxes in a combined taxing regime since it does it individually for each company.

The current tax is the amount that results from applying the tax rate to the taxable profit and after applying the deductions allowable for tax purposes.

The expense or income deferred tax corresponds to the recognition and de-recognition of assets and deferred tax liabilities. These include temporary differences identified as those amounts expected to be payable or recoverable arising from differences between the carrying amounts of assets and liabilities and their tax value and tax loss carryforwards pending offset and credits for deduction tax not fiscally applied. These amounts are recorded by applying the temporary difference or credit corresponding to the tax rate expected to be recovered or settled.

Liabilities for deferred taxes are recognized for all temporary taxable differences except for those arising from the initial recognition of goodwill or other assets and liabilities in a transaction that affects neither the tax profit nor the accounting profit and is not a business combination.

For its part, deferred tax assets are only recognized to the extent that it is considered probable that the Group will have future taxable profits against which they can be utilized.

Assets and deferred tax liabilities arising from transactions charged or credited directly to equity are also recognized in equity.

At each accounting closing the deferred taxes recorded in order to ascertain whether they still exist, and the appropriate adjustments to them, are reviewed. Also, assets for deferred taxes not recorded on the balance sheet are assessed and are recognized to the extent that their recovery is probable with future tax profits.

r)Assets of an environmental nature

Tangible fixed assets intended to minimize the environmental impact and improving the environment is valued at acquisition cost. The costs of expansion, modernization or improvements leading to increased productivity, capacity, efficiency, or a lengthening of the useful life of these assets are capitalized as an increased cost thereof. Repairs and the cost of repair and maintenance incurred during the year are charged to the profit and loss account.

The expenses arising from environmental activities or those activities to manage the environmental effects of the Group's operations are recognized on an accrual basis, i.e. when the actual flow of goods and services produced that they represent takes place, regardless of the monetary or financial flow.

s)Provisions

It corresponds to credit balances covering present obligations arising from past events, whose cancellation may cause an outflow of resources, which are uncertain regarding their amount and / or timing.

t)Non-current assets and disposal groups held for sale

t.1) Non-current assets held for sale

A non-current asset is classified as held for sale when its carrying amount is expected to be recovered mainly through sale rather than through continuing use and provided that the following conditions are met:

-The asset is available in its current condition for immediate sale, subject to usual and customary terms for sale.

-Its sale is highly probable, because the following circumstances occur:

1)The Group is committed to a plan to sell the asset, as it has initiated a program to locate a buyer and complete the plan.

2)The sale of the asset is actively being negotiated at the right price in relation to its current fair value.

3)It is expected that the sale will be completed within one year from the date of classification of assets as held for sale, unless, by events or circumstances beyond the control of the Company, the period of sale has to be extended, although it will remain committed to the asset disposal plan.

4)Actions to complete the plan indicate that it is unlikely that significant changes to it will occur or that it will be removed.

Non-current assets held for sale are measured at book value at the time of their classification in this category or at fair value less costs to sell, whichever is lower, registering in this case an impairment loss of that asset.

While an asset is classified as non-current held for sale, it is not amortized, allocating the appropriate valuation adjustments so that the carrying amount does not exceed the fair value less sale costs.

The impairment losses of non-current assets held for sale and reversed when the circumstances that motivated them have ceased to exist, are recognized in the income statement, except when it is appropriate to register them directly in the net equity according to the criteria generally applicable to the assets in their specific rules.

In the preparation of the cash flow statement these reclassifications that do not affect the cash flows of the group have been eliminated.

t.2)Disposal groups held for sale

The pool of assets and liabilities directly associated with those that will be available jointly, as a group are recorded under this heading, in a single transaction.

The same rules as in the previous paragraph are applied in their valuation. Consequently, the assets and associated liabilities that are excluded from its scope, are valued according to specific rules applicable to them.

Once this valuation is performed, the group of elements is valued jointly at the lower of their carrying amount and fair value less selling costs, including possible impairment losses as appropriate.

u)Transactions among related parties

Transactions between related parties, regardless of the degree of linkage, are accounted for in accordance with the general rules, initially at fair value. If the price agreed in an operation differs from its fair value, the difference is recognized based on the economic reality of the operation. Subsequent valuation is made in accordance with the provisions of the relevant rules.

v)Income and expenses

Are recognized on an accrual basis, i.e. when the actual flow of goods and services they represent occurs, regardless of when the resulting monetary or financial flow deriving from them occurs. Revenue is measured at the fair value of the consideration received, net of discounts and taxes.

The recognition of revenue from sales is when the risks and rewards of ownership of the property sold have been transferred to the buyer and the Group does not have the power to manage the goods, nor does it retain effective control over the same.

As for revenues from services, these are recognized by reference to the stage of completion of the transaction as of the balance sheet date, provided the outcome of the transaction can be estimated reliably.

w)Cash flow Statement

The cash flow statement has been prepared using the indirect method, and in this the following expressions are used which means:

-Operating activities: activities that constitute the revenue of the Group companies, and other activities that can not be classified as investing or financing activities.

-Investing activities: activities of acquisition, sale or other disposal of long-term assets and other investments not included in cash equivalents.

-Financing activities: activities that result in changes in the size and composition of the equity and liabilities that are not part of operating activities.

4.Intangible assets

The amounts and variations during the year under the items comprising intangible assets are as follows (in Euro):

	Concessions, patents, licenses, trademarks and similar	Computer applications	Other intangible assets	Goodwill	Total
Gross values
Balance as of 12/31/2011	720,978	738,297	7,472	1,382,038	2,848,785
Entries		-	15,886	-	15,886
Conversion differences	(10)	-	(25)	(41,783)	(41,818)
Balance as of 12/31/2012	720,968	738,297	23,333	1,340,255	2,822,853
Entries		-	4,990	-	4,990
Write-offs	(1,814)	-	(5,541)	-	(7,355)
Transfers	-	15,886	(15,886)	-	-
Conversion differences	(87)	(3,838)	575	(94,966)	(98,316)
Balance as of 12/31/2013	719,067	750,345	7,471	1,245,289	2,722,172
Entries	-	155,814	-	-	155,814
Conversion differences	(9)	4,152	-	289,967	294,110
Balance as of 12/31/2014	719,058	910,311	7,471	1,535,256	3,172,096
Accumulated amortization
Balance as of 12/31/2011	(717,159)	(698,544)	(4,312)	-	(1,420,015)
Provision for amortization	(1,308)	(13,637)	(1,067)	-	(16,012)
Balance as of 12/31/2012	(718,467)	(712,181)	(5,379)	-	(1,436,027)
Provision for amortization	(80)	(14,142)	(1,067)	-	(15,289)
Write-offs	608	985	-	-	1,593
Conversion differences	84	6,514	-	-	6,598
Transfers	-	-	-	-	-
Balance as of 12/31/2013	(717,855)	(718,824)	(6,446)	-	(1,443,125)
Provision for amortization	(990)	(15,115)	(1,022)	-	(17,127)
Conversion differences	8	(2,473)	-	-	(2,465)
Balance as of 12/31/2014	(718,837)	(736,412)	(7,468)	-	(1,462,717)

Net accounting value as of 12/31/2012	2,501	26,116	17,954	1,340,255	1,386,826
Net accounting value as of 12/31/2013	1,212	31,521	1,025	1,245,289	1,279,047
Net accounting value as of 12/31/2014	221	173,899	3	1,535,256	1,709,378

The gross value of items in use that are fully amortized is as follows (in Euro):

	Balance as of	Balance as of	Balance as of
Account	12/31/2014	12/31/2013	12/31/2012

Concessions, patents, licenses, trademarks and similar	713,047	710,103	710,111
Computer applications	942,248	719,886	673,594
	1,655,295	1,429,989	1,383,705

The intangible assets outside of the Spanish territory are the following (in Euro):

	Balance as of	Balance as of	Balance as of
Account	12/31/2014	12/31/2013	12/31/2012

Concessions, patents, licenses, trademarks and similar	9,804	9,813	11,655
Computer applications	115,128	110,976	117,993
Goodwill	1,535,256	1,245,289	1,340,255
Other intangible assets	7,466	7,466	7,466
Accumulated amortization	(124,517)	(111,587)	(108,481)
	1,543,137	1,261,957	1,368,888

Goodwill

The detail and movements in the “Goodwill” account are the following (in Euro):

	Delta Colours, Inc.	Nubiola USA, Inc.	Georgia Colours, Inc.	Nubiola Bulgaria OOD	Total

Balance as of 12/31/2011	726,048	465,552	187,225	3,213	1,382,038
Entries	-	-	-	-	-
Conversion differences	(21,330)	(12,379)	(8,074)	-	(41,783)
Balance as of 12/31/2012	704,718	453,173	179,151	3,213	1,340,255
Entries	-	-	-	-	-
Conversion differences	(48,478)	(28,135)	(18,353)	-	(94,966)
Balance as of 12/31/2013	656,240	425,038	160,798	3,213	1,245,289
Entries	-	-	-	-	-
Conversion differences	148,024	85,909	56,034	-	289,967
Balance as of 12/31/2014	804,264	510,947	216,832	3,213	1,535,256

The determination of the recoverable amount of goodwill and cash-generating unit is done through cash flow projections, applying reasonable growth and discount assumptions.

5.Tangible fixed assets

The amounts and variations during the year under the items comprising tangible assets are as follows (in Euro):

	Land and construction (*)	Technical facilities and other tangible assets	Assets in construction and advances	Total
Gross values
Balance as of 12/31/2011	19,453,401	50,388,160	774,367	70,615,928
Entries	221,631	336,641	3,928,569	4,486,841
Write-offs	-	(52,971)	-	(52,971)
Transfers	97,928	1,567,220	(1,665,148)	-
Conversion differences	75,014	1,406,343	19,013	1,500,370
Balance as of 12/31/2012	19,847,974	53,645,393	3,056,801	76,550,168
Entries	75,712	270,469	5,431,806	5,777,987
Write-offs	(553,178)	(872,463)	-	(1,425,641)
Transfers	1,182,304	6,115,242	(7,230,116)	67,430
Conversion differences	(570,989)	(3,097,296)	(298,784)	(3,967,069)
Balance as of 12/31/2013	19,981,823	56,061,345	959,707	77,002,875
Entries	885,033	400,631	6,748,390	8,034,054
Write-offs	(281,618)	(233,872)	-	(515,490)
Transfers	485,592	3,020,383	(3,505,975)	-
Transfer to non-current assets held for sale	(400,711)	(168,029)	-	(568,740)
Conversion differences	116,112	(1,300,750)	(66,588)	(1,251,226)
Balance as of 12/31/2014	20,786,231	57,779,708	4,135,534	82,701,473
Accumulated amortization
Balance as of 12/31/2011	(4,834,639)	(40,178,482)	-	(45,013,121)
Provision for amortization	(680,397)	(2,640,999)	-	(3,321,396)
Write-offs	-	52,391	-	52,391
Transfers	-	-	-	-
Conversion differences	(34,602)	(991,033)	-	(1,025,635)
Balance as of 12/31/2012	(5,549,638)	(43,758,123)	-	(49,307,761)
Provision for amortization	(675,158)	(2,411,465)	-	(3,086,623)
Write-offs	1,641	644,425	-	646,066
Transfers	(38,170)	44,288	-	6,118
Conversion differences	193,891	2,363,367	-	2,557,258
Balance as of 12/31/2013	(6,067,434)	(43,117,508)	-	(49,184,942)
Provision for amortization	(716,349)	(2,844,508)	-	(3,560,857)
Write-offs	40,615	195,446	-	236,061
Transfer to non-current assets held for sale	108,645	68,962	-	177,607
Conversion differences	(60,847)	891,460	-	830,613
Balance as of 12/31/2014	(6,695,370)	(44,806,148)	-	(51,501,518)

Net accounting value as of 12/31/2012	14,298,336	9,887,270	3,056,801	27,242,407
Net accounting value as of 12/31/2013	13,914,389	12,943,837	959,707	27,817,933
Net accounting value as of 12/31/2014	14,090,861	12,973,560	4,135,534	31,199,955

(*) From which, EUR 4,178,176 guarantee mortgage loans.

The Group has properties whose net value, independent from construction and land, as of closing of fiscal years 2014, 2013 and 2012, is the following (in Euro):

Account	Balance as of 12/31/2014	Balance as of 12/31/2013	Balance as of 12/31/2012

Land	4,849,707	4,206,316	4,279,363
Construction	9,241,154	9,708,073	10,018,973
	14,090,861	13,914,389	14,298,336

The Group has leased some of the buildings to third parties (see note 7). This construction is not classified as investment property since the amount is not significant.

The value of tangible fixed assets that are fully depreciated and still in use is as follows (in Euro):

Account	Balance as of 12/31/2014	Balance as of 12/31/2013	Balance as of 12/31/2012

Construction	1,296,317	1,018,278	971,973
Technical facilities and other tangible assets	31,228,863	30,913,858	32,411,108
	32,525,180	31,932,136	33,383,081

The tangible fixed assets outside of Spanish territory is as follows (in Euro):

Account	Balance as of 12/31/2014	Balance as of 12/31/2013	Balance as of 12/31/2012
Land and construction	9,231,204	9,375,208	9,241,359
Technical facilities and machinery	34,054,633	35,491,015	34,936,555
Assets in construction and advances	1,977,704	446,682	2,577,155
Accumulated amortization	(28,775,737)	(28,882,148)	(29,527,215)
	16,487,804	16,430,757	17,227,854

The Group's policy is to formalize insurance policies to cover possible risks to which the various elements of its tangible fixed assets are subject. At closing of fiscal year 2014, 2013,  and 2012 there was no deficit of hedging related to said risks.

6.Real estate investments

Balances and movements of the investment properties included under this heading are the following (in Euro):

	Land	Construction	Total

Balance as of 12/31/2011	2,835,309	413,107	3,248,416
Balance as of 12/31/2012	2,835,309	413,107	3,248,416
Write-offs	-	(111,717)	(111,717)
Balance as of 12/31/2013	2,835,309	301,390	3,136,699
Additions	24,281	-	24,281
Transfer to non-current assets held for sale	-	(301,390)	(301,390)
Balance as of 12/31/2014	2,859,590	-	2,859,590
Accumulated amortization
Balance as of 12/31/2011	-	(121,423)	(121,423)
Provision for amortization	-	(20,656)	(20,656)
Balance as of 12/31/2012	-	(142,079)	(142,079)
Provision for amortization	-	(15,070)	(15,070)
Write-offs	-	38,169	38,169
Balance as of 12/31/2013	-	(118,980)	(118,980)
Provision for amortization	-	(15,070)	(15,070)
Transfer to non-current assets held for sale	-	134,050	134,050
Balance as of 12/31/2014	-	-	-

Net accounting value as of 12/31/2012	2,835,309	271,028	3,106,337

Net accounting value as of 12/31/2013	2,835,309	182,410	3,017,719
Net accounting value as of 12/31/2014	2,859,590	-	2,859,590

The Group's investment property consists of land owned by Colors Hispania, SA and Nubiola Bulgaria OOD and maintained with the goal of obtaining capital gains by selling.

7.Leasing and other similar operations

7.1.Operating leasing

The amount of operating lease payments are recognized as revenue is as follows (in Euro):

	Fiscal year 2014	Fiscal year 2013	Fiscal year 2012
Minimum lease charges	110,574	111,208	107,178
	110,574	111,208	107,178

The Group has contracted with tenants future minimum non-cancellable operating and upgradeable lease payments in response to changes in the CPI, which in accordance with the current contracts in force are (in Euro):

	Minimum installments pending
	Fiscal year 2014	Fiscal year 2013	Fiscal year 2012
Less than a year	110,574	111,208	107,178
Between one and five years	-	-	-
More than five years	-	-	-
	110,574	111,208	107,178

The most significant operating lease agreement held by the Group as lessor at closing of fiscal years 2014, 2013 and 2012 is signed by Nubiola Pigments, S.L. and it corresponds to the lease of a ship, an office space and the complete and necessary installation, including tanks, for the development of the activity of sea dumping of saline waters. These buildings are located on a surface ceded to the Company as an administrative concession by the Port Authority of Bilbao (APB), in the port of Zierbana. The contract began on October 1, 2005 and its duration is four years and the same shall be extended by annual periods. Also, the amounts from rents charged for the years 2014, 2013 and 2012 amounted to EUR 82,551, EUR 82,304, and EUR 82,309 respectively.

The amount of operating lease payments are recognized as expenses as follows (in Euro):

	Fiscal year 2014	Fiscal year 2013	Fiscal year 2012
Minimum lease payments	405,442	381,323	290,130
	405,442	381,323	290,130

The Group has contracted with lessors future minimum non-cancellable operating and upgradeable lease payments in response to changes in the CPI, which in accordance with the current contracts in force are (in Euro):

	Minimum installments pending
	Fiscal year 2014	Fiscal year 2013	Fiscal year 2012

Less than a year	362,349	442,968	227,916
Between one and five years	178,434	165,827	166,532
More than five years	39,872	39,872	38,764
	580,655	648,667	433,212

The most significant operating leases held by the Group at closing of fiscal years 2014, 2013 and 2012 are as follows:

-Nubiola Pigmentos, S.L.: On May 13, 2002, the Port Authority of Bilbao granted the Company a concession for the occupation of a plot of about 2,988 m2, for storage of ultramarine blue, wet treatment and receiving of industrial water, in Zierbena.

The concession has a term of 20 years counted from the date of this resolution concession. Also, the amounts from rent paid for the years 2014, 2013, and 2012 amounted to EUR 37,433, EUR 39,782 and EUR 38,764, respectively.

-Office rental of Nubiola Pigmentos (Shangai) Co.

-Leasing of the building where the offices Nubiola Pigments, SL and Chemical Corporation Vhem, S.L. are located. The lease has been signed with a related company (see note 23).

-The rest of operating leases corresponds to various rental vehicles and trucks that the group companies renew at completion.

8.Related companies

The most significant information relating to associated companies is as follows (in Euro):

Fiscal year 2014
Designation/Address/Activity	Book value of participation	% participation Direct	Share capital	Reserves	Results Net	Accumulated impairment
Haining Lemei	71,569	25%	n/a	n/a	n/a	(71,750)
China
Pigment commercialization
Arland Fundada 2012, S.L.U.	3,006	100%	n/a	n/a	n/a	-
Llodio - Alava
Promotion, urban management and construction
	74,575

Fiscal year 2013
Designation/Address/Activity	Book value of participation	% participation Direct	Share capital	Reserves	Results Net	Accumulated impairment
Haining Lemei	71,569	25%	n/a	n/a	n/a	(71,750)
China
Pigment commercialization
Arland Fundada 2012, S.L.U.	3,006	100%	n/a	n/a	n/a	-
Llodio - Alava
Promotion, urban management and construction
	74,575

Fiscal year 2012

Designation/Address/Activity	Book value of participation	% participation Direct	Share capital	Reserves	Results Net	Accumulated impairment
Haining Lemei	71,569	25%	n/a	n/a	n/a	(71,750)
China
Pigment commercialization
Arland Fundada 2012, S.L.U.	3,006	100%	n/a	n/a	n/a	-
Llodio - Alava
Promotion, urban management and construction
	74,575

9.Long- and short-term financial investments

The Group classifies its financial investments, except for the investments in equity of associated companies that are shown in paragraph 8, based on the following categories (in Euro):

	Long-term financial investments
	Representative value of debt		Credit, derivatives and others		Total
	12/31/2014	12/31/2013	12/31/2014	12/31/2013	12/31/2014	12/31/2013
Categories:
Receivable loans and items (1)	-	-	62,085	40,733	62,085	40,733
	-	-	62,085	40,733	62,085	40,733

	Long-term financial investments
	Representative value of debt	Credit, derivatives and others	Total
	12/31/2012	12/31/2012	12/31/2012
Categories:
Receivable loans and items (1)	-	40,738	40,738
	-	40,738	40,738

(1)Loans and receivables as of December 31, 2014 include bonds and long-term deposits amounting to EUR 62,085 (EUR 40,733 as of December 31, 2013 and EUR 40,738 as of December 31, 2012) with no set maturity.

	Short-term financial investments
	Equity instruments		Credit, derivatives and others		Total
	12/31/2014	12/31/2013	12/31/2014	12/31/2013	12/31/2014	12/31/2013
Categories:
Receivable loans and items(**)	-	-	725,000	400,000	725,000	400,000
Assets at fair value with changes in the profit and loss account:	-	35,612	-	-	-	35,612
Investments held to maturity(*)	553,695	3,452,291	-	2,117,000	553,695	5,569,291
Hedging derivatives (note 16)	-	-	-	-	-	-
	553,695	3,487,903	725,000	2,517,000	1,278,695	6,004,903

 (*)Correspond, basically, to time deposits in financial entities. Additionally they include 1,600 thousand euros of deposits given to a Colombian company which has been taken over by the authorities of that country; the recoverability of this amount will depend on the final outcome of such intervention (Colombian society has made a provision of 1,046 thousand euros).

(**) Credits granted to third parties related to shareholders accruing a Euribor one-year interest rate plus 3.25 points.

	Short-term financial investments
	Equity	Debt	Derivatives	Total
	instruments	securities	and other
	12/31/2012	12/31/2012	12/31/2012	12/31/2012
Categories:
Loans (**)	-	-	-	-
Assets at fair value with changes in the profit and loss account:	-	-	-	-
Held for trading	153,639	-	-	153,639
Investments held to maturity(*)	-	15,449,186	-	15,449,186
Hedging derivatives (note 16)	-	-	83,797	83,797
	153,639	15,449,186	83,797	15,686,622

(*)Correspond, basically, to time deposits in financial entities. Additionally they include 1 387 thousand euros of deposits given to a Colombian company which has been taken over by the authorities of that country; the recoverability of this amount will depend on the final outcome of such intervention (the Colombian company has made a provision of 692 thousand euros).

(**) Credits granted to third parties related to shareholders accruing a Euribor one-year interest rate plus 3.25 points.

b)Classification by maturity

The maturity breakdown of the various financial assets with fixed or determinable maturity, at year-end 2014 is as follows (in Euro):

	2015	2016	2017	Rest	Total
Financial investments:
Equity instruments	-	-	-	-	-
Credits to companies	725,000	-	-	-	725,000
Others financial assets	553,695	-	-	62,085	615,780
	1,278,695	-	-	62,085	1,340,780

The maturity breakdown of the various financial assets with set maturity, as of closing of fiscal year 2013 is as follows (in Euro):

	2014	2015	2016	Rest	Total
Financial investments:
Equity instruments	35,612	-	-	-	35,612
Credits to companies	400,000	-	-	-	400,000
Others financial assets	5,569,291	-	-	40,733	5,610,024
	6,004,903	-	-	40,733	6,045,636

The maturity breakdown of the various financial assets with set maturity, as of closing of fiscal year 2012 is as follows (in Euro):

	2013	2014	2015	Rest	Total
Financial investments:
Equity instruments	153,639	-	-	-	153,639
Debt securities	15,449,186	-	-	-	15,449,186
Hedging derivatives	83,797	-	-	-	83,797
Other financial assets	-	-	-	40,738	40,738
	15,686,622	-	-	40,738	15,727,360

10.Inventories

The detail of inventories, by company, is as follows (in Euro):

	Balance as of December 31, 2014
Company	Raw materials and other supplies	In progress and semi-finished products	Marketable products	Finished product	Advances	Total
Nubiola Colombia Pigmentos, S.A.	2,871,334	1,454,230	316,656	2,579,135	17,154	7,238,509
Nubiola Rumania, S.R.L.	2,255,122	409,155	275,918	652,271	-	3,592,467
Comercial Química Dibón, S.L.	-	-	-	-	-	-
Nubiola India, Ltd.	553,811	901,736	674,444	-	-	2,129,990
Consolidado Colores Hispania, S.A. y Nubiola Pigmentos, S.L.	1,034,101	684,926	1,747,948	2,140,727	-	5,607,702
Delta Colours, Inc.	-	-	-	-	-	-
Nubiola Pigmentos (Shangai), Co.	-	-	769,403	-	-	769,403
Nubiola USA, LLC	-	-	5,096,470	-	-	5,096,470
	6,714,368	3,450,047	8,880,839	5,372,134	17,154	24,434,542

	Balance as of December 31, 2013
Company	Raw materials and other supplies	Product in progress and semi-finished	Marketable products	Finished product	Advances	Total
Nubiola Colombia Pigmentos, S.A.	3,611,537	1,340,936	225,585	3,497,127	21,867	8,697,054
Nubiola Rumania, S.R.L.	1,572,387	236,341	314,279	1,088,170	-	3,211,177

Comercial Química Dibón, S.L.	-	-	-	-	-	-
Nubiola India, Ltd.	376,030	672,845	339,899	62,446	-	1,451,220
Nubiola Bulgaria OOD	-	-	854	-	-	854
Consolidado Colores Hispania, S.A. y Nubiola Pigmentos, S.L.	900,073	583,560	2,074,148	2,488,457	-	6,046,238
Delta Colours, Inc.	-	-	-	-	-	-
Nubiola Pigmentos (Shangai), Co.	-	-	910,665		-	910,665
Nubiola USA, LLC	-	-	4,706,399		-	4,706,399
	6,460,027	2,833,683	8,571,830	7,136,200	21,867	25,023,607

	Balance as of December 31, 2012
Company	Raw materials and other supplies	Product in progress and semi-finished	Marketable products	Finished product	Advances	Total
Nubiola Colombia Pigmentos, S.A.	2,745,861	1,402,379	100,918	4,098,631	1,340,297	9,688,086
Nubiola Rumania, S.R.L.	1,520,270	419,415	148,645	839,835	3,404	2,931,569
Comercial Química Dibón, S.L.	-	-	-	-	-	-
Nubiola India, Ltd.	352,891	772,235	487,287	328,557	-	1,940,970
Nubiola Bulgaria OOD	-	-	1,510	-	-	1,510
Consolidado Colores Hispania, S.A. y Nubiola Pigmentos, S.L.	762,521	666,355	511,179	4,150,431	-	6,090,486
Delta Colours, Inc.	-	-	-	-	-	-
Nubiola Pigmentos (Shangai), Co.	-	-	-	990,275	-	990,275
Nubiola USA, LLC	-	-	1,612,364	3,304,327	-	4,916,691
	5,381,543	3,260,384	2,861,903	13,712,056	1,343,701	26,559,587

At year-end 2014, 2013 and 2012, the Group had no firm commitments to buy or sell, or futures contracts or options related to inventories.

During 2014 the impairment recorded in the profit and loss account amounts to EUR 14,532 (EUR 259,211 in 2013).

During 2012 the impairment recorded in the statement of profit and loss corresponded to Nubiola Pigmentos, S.L. for the amount of EUR 46,937, Nubiola Rumania, S.R.L. for the amount of EUR 16,977. The reversion recorded in the profit and loss account corresponded to Nubiola Pigmentos, S.L. for the amount of EUR 67,950, and Nubiola USA, LLC for the amount of EUR 90,846.

11.Trade debtors and other accounts receivable

The breakdown of the balance of "Trade debtors and other accounts receivable" is as follows (in Euro):

Heading	12/31/2014	12/31/2013	12/31/2012

Clients for sales and service provision	16,435,121	17,131,158	17,043,092
Misc. debtors	658,575	563,296	361,793
Staff	389,688	441,354	429,892
Other credits with Public Administration Offices (see note 20)	5,200,015	6,463,697	5,004,848
Total	22,683,399	24,599,505	22,839,625

The changes arising from impairment losses arising from credit risk by class of financial assets were as follows (in Euro):

Fiscal year 2014
Credit, derivatives
and others
Heading	Short-term
Loss due to initial impairment	(431,146)
Impairment valuation adjustment	(77,498)
Impairment reversal	1,299
Outflows and depletions	-
Conversion differences	-
Loss due to final impairment	(507,345)

Fiscal year 2013
Credit, derivatives
and others
Heading	Short-term
Loss due to initial impairment	(417,781)
Impairment valuation adjustment	(51,915)
Impairment reversal	2,219
Outflows and depletions	36,331
Conversion differences	-
Loss due to final impairment	(431,146)

Fiscal year 2012
Credit, derivatives
and others
Heading	Short-term
Loss due to initial impairment	(426,925)
Impairment valuation adjustment	(71,420)
Impairment reversal	16,374
Outflows and depletions	64,190
Conversion differences	-
Loss due to final impairment	(417,781)

12.Net equity and own funds

12.1.Own funds

a)Share capital

Gathers the capital of the parent companies not eliminated in the combination process, i.e., the portion of capital held by the shareholders / individual partners who are senior partners together. Detail as of December 31, 2014, is as follows (in Euro):

	Number of	Face value of	Share
	shares/	each share/	capital
Company	stock	stock
Ivory Corporation, S.A.	669,300	9.368	6,270,000
Corporación Química Vhem, S.L.	33,036	15.16	500,843
Comercial Química Dibón, S.L.	971	4.0009	3,885
			6,774,728

On September 30, 2014 the General Shareholders Meeting of the parent company Corporación Química Vhem, S.L. agreed a reduction of share capital of EUR 878,348, by reducing the nominal value of all shares, from EUR 30.05 to EUR 15.16 each. The purpose of the capital reduction is the partial refund of contributions made to partners in proportion to the value actually paid, in accordance with Articles 329 and 330 of the Corporations Act.

Detail as of December 31, 2013, is as follows (in Euro):

	Number of	Face value of	Share
	shares/	each share/	capital
Company	stock	stock
Ivory Corporation, S.A.	669,300	9.368	6,270,000
Corporación Química Vhem, S.L.	33,036	30.05	992,717
Comercial Química Dibón, S.L.	971	4.0009	3,885
			7,266,602

Detail as of December 31, 2012, is as follows (in Euro):

	Number of	Face value of	Share
	shares/	each share/	capital
Company	stock	stock
Ivory Corporation, S.A.	669,300	9.368	6,270,000
Corporación Química Vhem, S.L.	33,036	30.05	992,717
Comercial Química Dibón, S.L.	971	4.0009	3,885
			7,266,602

On June 29, 2012 the Special General Shareholders Meeting of the parent company Ivory Corporation, S.A., agreed:

a)Reduction of share capital in the amount of EUR 232,739 through amortization of 20,700 own stocks

b)Reduction of share capital in EUR 1,254,241, through reduction of the face value of each one of the representative stocks of share capital, set in the amount of EUR 11,242 per share, up to the amount of EUR 9,368 per share, i.e., the face value is reduced to EUR 1,874 per share.

b) Issuance premium

Corresponds to Corporación Química Vhem, S.L., in the part that was not eliminated during the combination process.

c) Reserves

The breakdown is as follows (in Euro):

	Balance as of	Balance as of	Balance as of
	12/31/2014	12/31/2013 (*)	12/31/2012
Non-distributable reserves	708,945	730,355	658,593
Distributable reserves of parent companies	16,509,813	7,488,297	8,207,225
Differences of first combination	26,165,176	26,165,176	26,165,176
Combination reserves in companies	26,901,791	30,958,898	25,993,155
	70,285,725	65,342,726	61,024,149

(*)Balances re-expressed as of December 31, 2013 (note 2i).

-  Non-distributable reserves

They correspond to the legal reserve of the parent companies, in the portion not eliminated or reclassified in the combination process. In general, they are not distributable and may be used to offset losses, provided that there are no other reserves available for this purpose. Detail by company as follows (in Euro):

	Balance as of	Balance as of	Balance as of
	12/31/2014	12/31/2013	12/31/2012
Ivory Corporation, S.A.	506,204	438,362	366,600
Corporación Química VHEM, S.L.	201,940	291,192	291,192
Comercial Química Dibón, S.L.	801	801	801
	708,945	730,355	658,593

-   Distributable reserves of parent companies

They correspond to the voluntary reserves of the parent companies, in the portion not eliminated or reclassified in the combination process. The detail is as follows (in Euro):

	Balance as of	Balance as of	Balance as of
	12/31/2014	12/31/2013	12/31/2012
Ivory Corporation, S.A.	8,102,348	987,650	966,741
Corporación Química VHEM, S.L.	5,923,082	4,208,350	5,305,187
Comercial Química Dibón, S.L.	2,484,383	2,292,297	1,935,297
	16,509,813	7,488,297	8,207,225

-   Negative differences of first combination

The detail of difference of first combination, by company, is as follows (in Euro):

	Balance as of	Balance as of	Balance as of
	12/31/2014	12/31/2013	12/31/2012
Corporación Química Vhem, S.L.	2,821,053	2,821,053	2,821,053
Nubiola Pigmentos, S.A. + Colores Hispania, S.A.	8,497,964	8,497,964	8,497,964
Nubiola Rumanía, S.R.L.	4,808,410	4,808,410	4,808,410
Nubiola Colombia Pigmentos, S.A.	10,223,253	10,223,253	10,223,253
Nubiola India, Ltd.	485,078	485,078	485,078
Nubiola USA, LLC.	(670,582)	(670,582)	(670,582)
	26,165,176	26,165,176	26,165,176

-   Combination reserves in companies

Detail by company as follows (in Euro):

	Balance as of	Balance as of	Balance as of
	12/31/2014	12/31/2013 (*)	12/31/2012
Corporación Química Vhem S.L.	(8,063,769)	(3,142,359)	(1,214,982)
Delta Colours, Inc.	-	(1,083,102)	(963,624)
Nubiola Rumanía, S.R.L.	1,293,335	(142,104)	(881,038)
Nubiola Bulgaria OOD	(1,182,578)	(1,064,037)	(1,000,523)
Comercial Química Dibon S.L.	(331,141)	(379,308)	(419,326)
Nubiola Colombia Pigmentos, S.A.	14,962,250	13,834,516	12,574,927
Nubiola Pigmentos (Shangai) Co.	3,603,108	3,229,108	2,497,180
Nubiola India, Ltd.	1,375,309	1,287,384	947,376
Nubiola Pigmentos, S.L. + Colores Hispania, S.A.	13,884,674	15,617,994	12,572,736
Georgia Colours, LLC.	993,426	828,860	664,309
Ivory Corporation, S.A.	(1,294,451)	111,349	236,503
Nubiola USA, LLC.	2,359,925	2,472,465	1,504,190
Dibón USA, LLC	(698,298)	(611,868)	(524,573)
	26,901,791	30,958,898	25,993,155

(*)Balances re-expressed as of December 31, 2013 (note 2i).

d) Own shares

On June 29, 2012, the Special General Shareholders Meeting of the parent company Ivory Corporation, S.A. agreed on the amortization of the total of own shares corresponding to 20,700 shares.

12.2.Adjustment due to change in value

-   The breakdown is as follows (in Euro):

	Balance as of	Balance as of	Balance as of
	12/31/2014	12/31/2013 (*)	12/31/2012
Conversion differences	(74,794)	1,463,660	6,356,999
Other adjustments due to change in value	-	(107,551)	(295,503)
	(74,794)	1,356,109	6,061,496

(*)Balances re-expressed as of December 31, 2013 (note 2i).

-   Conversion differences

Detail by company as follows (in Euro):

	Balance as of	Balance as of	Balance as of
	12/31/2014	12/31/2013 (*)	12/31/2012
Corporación Química Vhem S.L.	724,767	391,355	56,029
Delta Colours, Inc.	131,148	131,148	131,148
Nubiola Rumanía, S.R.L.	(1,578,696)	(1,548,094)	(1,625,059)
Nubiola Bulgaria OOD	452	(142)	49
Comercial Química Dibon S.L.	4,648	2,768	(54,977)
Nubiola Colombia Pigmentos, S.A.	396,167	3,240,436	8,099,833
Nubiola Pigmentos (Shangai) Co.	246,714	73,277	271,203
Nubiola India, Ltd.	(785,794)	(1,104,710)	(620,359)
Nubiola Pigmentos, S.L. + Colores Hispania, S.A.	5,127	4,116	1,005
Georgia Colours, LLC.	66,772	(131,148)	(131,148)
Nubiola USA, LLC.	400,386	2,804	1,841
Dibón USA, LLC	44,135	132,470	227,434
Ivory Corporation, S.A.	269,381	269,380	-
	(74,794)	1,463,660	6,356,999

(*)Balances re-expressed as of December 31, 2013 (note 21).

-   Other adjustments due to change in value

This heading includes valuations, net of tax, of cash flow hedges (see note 16).

12.3.Subsidies, donations and grants

Balances and variations in the items comprising subsidies, donations and grants received are as follows (in Euro):

Account	Issuing organization	Balance as of 12/31/2013	Additions	Transfers to results	Conversion differences	Balance as of 12/31/2014
Interest rate subsidies	C.D.T.I.	243,827	-	(8,148)	-	235,679
Capital subsidies	European Commission	216,694	-	(178,274)	-	38,420
Other	-	-	41,314	(41,314)	-	-
		460,521	41,314	(227,736)	-	274,099

Account	Issuing organization	Balance as of 12/31/2012	Additions	Write-offs	Transfers to results	Balance as of 12/31/2013

Interest rate subsidies	C.D.T.I.	29,271	242,284	(26,380)	(1,348)	243,827
Capital subsidies	European Commission	-	450,048	-	(233,354)	216,694
Other	-	61	35,051	-	(35,112)	-
		29,332	727,383	(26,380)	(269,814)	460,521

Account	Issuing organization	Balance as of 12/31/2011	Additions	Transfers to results	Conversion differences	Balance as of 12/31/2012
Interest rate subsidies	C.D.T.I.	38,543	-	(9,272)	-	29,271
Other	-	1,363	-	(1,268)	(34)	61
		39,906	-	(10,540)	(34)	29,332

At closing of fiscal years 2014, 2013 and 2012 all the requirements for the perception and enjoyment of the subsidies detailed above had been met.

12.4.Minority interest

The movements of the fiscal year are as follows (in Euro):

Balance as of 12/31/2011	59,838
Other movements	446
Result of the fiscal year attributable to participation (note 21c)	5,293
Balance as of 12/31/2012	65,577
Other movements	(1,157)
Result of the fiscal year attributable to participation (note 21c)	2,314
Balance as of 12/31/2013	66,734
Other movements	855
Result of the fiscal year attributable to participation (note 21c)	1,761
Balance as of 12/31/2014	69,350

The detail of this paragraph is as follows (in Euro):

	Fiscal year 2014	Fiscal year 2013	Fiscal year 2012
	Nubiola	Nubiola	Nubiola
Heading	India, Ltd.	India, Ltd.	India, Ltd.
Share capital	15,358	15,358	15,358
Reserves and results from previous fiscal years	52,231	49,062	44,926
Results of the fiscal year	1,761	2,314	5,293
	69,350	66,734	65,577

13.Long-term provisions

The detail of the balances and movements is as follows (in Euro):

Heading	Balance as of 12/31/2013	Provision	Applications	Transfers	Conversion differences	Balance as of 12/31/2014
Provisions for pensions	55,104	13,259		-	6,131	74,494
Other provisions	-	-	-	-	-	-
	55,104	13,259	-	-	6,131	74,494

Heading	Balance as of 12/31/2012	Provision	Applications	Transfers	Conversion differences	Balance as of 12/31/2013
Provisions for pensions	63,887	-	(8,652)	-	(131)	55,104
Other provisions	-	-	-	-	-	-
	63,887	-	(8,652)	-	(131)	55,104

Heading	Balance as of 12/31/2011	Provision	Applications	Transfers	Conversion differences	Balance as of 12/31/2012
Provisions for pensions	41,646	23,364	-	-	(1,123)	63,887
Other provisions	5,239	-	(5,239)	-	-	-
	46,885	23,364	(5,239)	-	(1,123)	63,887

14.Long- and short-term debt

The long- and short-term debts are classified according to the following categories (in Euro):

	Long-term debt
			Derivatives and
	Debts with credit institutions		others		Total
	12/31/2014	12/31/2013	12/31/2014	12/31/13 (*)	12/31/2014	12/31/2013
Categories:
Debits and payables	2,192,716	408,799	1,788,496	1,358,533	3,981,212	1,767,332
Derivatives (note 16)	-	-	-	152,425	-	152,425
	2,192,716	408,799	1,788,496	1,510,958	3,981,212	1,919,757

	Short-term debt
			Derivatives and
	Debts with credit institutions		others		Total
	12/31/2014	12/31/2013	12/31/2014	12/31/13 (*)	12/31/2014	12/31/2013
Categories:
Debits and payables	14,312,228	15,488,332	806,657	104,882	15,118,885	15,593,214
Derivatives (note 16)	-	-	601,466	-	601,466	-
	14,312,228	15,488,332	1,408,123	104,882	15,720,351	15,593,214

(*)Balances reclassified according to the information comparison note 2g.

Long-term debt

	Debts with credit institutions	Derivatives and others	Total
	12/31/2012	12/31/2012	12/31/2012
Categories:
Debits and payables	2,094,403	959,228	3,053,631
Derivatives (note 16)	-	418,797	418,797
	2,094,403	1,378,025	3,472,428

	Short-term debt
	Debts with credit institutions	Derivatives and others	Total
	12/31/2012	12/31/2012	12/31/2012
Categories:
Debits and payables	21,504,919	103,909	21,608,828
Derivatives (note 16)	-	115,576	115,576
	21,504,919	219,485	21,724,404

a)Classification by maturity

The maturity breakdown of the long- and short-term debts with fixed or determinable maturity, at closing of fiscal year 2014 is as follows (in Euro):

	2015	2016	2017	2018	2019	Rest	Total
Debts:
Debts with credit institutions	14,312,228	323,625	220,847	224,371	227,951	1,195,921	16,504,944
Derivatives	601,466	-	-	-	-	-	601,466
Other financial liabilities	806,657	771,457	261,513	233,005	142,297	380,224	2,595,153
	15,720,351	1,095,082	482,360	457,376	370,248	1,576,145	19,701,563

The maturity breakdown of the long- and short-term debts with set or determinable maturity, at closing of fiscal year 2013 is as follows (in Euro):

	2014	2015	2016	2017	2018	Rest	Total
Debts:
Debts with credit institutions	15,488,332	302,553		-	-	-	15,790,885
Derivatives	-	152,425	-	-	-	-	152,425
Other financial liabilities	104,882	486,778	270,412	164,166	543,424	-	1,569,662
	15,593,214	941,755	270,412	164,166	543,424	-	17,512,971

The maturity breakdown of the long- and short-term debts with set or determinable maturity, at closing of fiscal year 2012 is as follows (in Euro):

2013	2014	2015	2016	2017	Rest	Total

Debts:
Debts with credit institutions	21,504,919	1,685,190	302,967	106,246	-	-	23,599,322
Derivatives	115,576	418,797	-	-	-	-	534,373
Other financial liabilities	103,909	40,106	493,566	82,932	134,259	208,365	1,063,137
	21,724,404	2,144,092	796,534	189,178	134,259	208,365	25,196,832

b)Other information

The discount lines and credit facilities granted are as follows (in Euro):

	Fiscal year 2014
		Drawn-down amount	Available
	Limit	as of 12/31/14	amount
Mortgage loans	2,708,788	2,708,788	-
Credit facilities	14,500,000	13,589,871	910,129
Other	-	206,284	(206,284)
	17,208,788	16,504,943	703,845

	Fiscal year 2013
		Drawn-down amount	Available
	Limit	as of 12/31/13	amount
Loans	2,428,326	2,428,326	-
Credit facilities	14,500,000	13,468,805	1,031,195
Other	1,463,410	1,463,410	-
	18,391,736	17,360,541	1,031,195

	Fiscal year 2012
		Drawn-down amount	Available
	Limit	as of 12/31/13	amount
Loans	9,037,978	9,037,978	-
Credit facilities	15,934,487	14,552,350	1,382,137
Other	8,994	8,994	-
	24,981,459	23,599,322	1,382,137

All the debts accrue market interest.

15.Trade creditors and other accounts payable

The breakdown of the balance of "Trade creditors and other accounts payable" is as follows (in Euro):

Heading	12/31/2014	12/31/2013	12/31/2012
Suppliers	7,060,894	6,744,384	5,398,388
Misc. creditors	3,597,598	3,395,781	2,811,772
Staff (salaries payable)	1,119,014	668,900	1,299,316
Other credits with Public Administration Offices (see note 20)	3,375,808	3,423,110	1,841,560
Client advances	107,785	137,172	71,693
Total	15,261,099	14,369,347	11,422,730

Details of outstanding payments to suppliers and creditors, according to Law 15/2010 of July 5 of the Spanish companies is as follows (in Euro):

Payments made during the year	2014		2013		2012
	Amount	Percentage	Amount	Percentage	Amount	Percentage
Payments made within the maximum legal period	5,951,122	41.41%	5,206,626	39.61%	10,340,759	74.25%
Rest of payments made in the period	8,420,063	58.59%	7,938,620	60.39%	3,586,301	25.75%
Total payments during the fiscal year	14,371,185	100.00%	13,145,246	100.00%	13,927,060	100.00%
Weighted average term exceeded in days	13		16		8

Pending payments as of closing date	12/31/2014	12/31/2013	12/31/2012
	Amount	Amount	Amount
Pending payments exceeding the maximum legal period as of the closing date	1,737,184	1,625,220	513,873

16.Derivative financial instruments

The detail of derivative financial instruments is as follows (in Euro):

	2014
		Fair values
	Amount notional (USD)	Assets		Liabilities
		Non-current	Current	Non-current	Current
Hedging derivatives
Fair value hedging
Exchange rate insurance	8,000,000	-	-	-	601,466
Total hedging derivatives		-	-	-	601,466
Total	8,000,000	-	-	-	601,466

	2013
		Fair values
	Amount notional	Assets		Liabilities
		Non-current	Current	Non-current	Current
Hedging derivatives
Cash flow hedging
Interest rate exchanges	5,000,000	-	-	152,425	-
Fair value hedging
Exchange rate insurance	-	-	-	-	-
Total hedging derivatives		-	-	152,425	-
Total	5,000,000	-	-	152,425	-

	2012
		Fair values
	Amount notional	Assets		Liabilities
		Non-current	Current	Non-current	Current
Hedging derivatives
Cash flow hedging
Interest rate exchanges	5,000,000	-	-	418,797	-
Fair value hedging
Exchange rate insurance	3.000.000 USD	-	83,797	-	115,576
Total hedging derivatives		-	83,797	418,797	115,576
Total		-	83,797	418,797	115,576

Hedging derivatives

The Group uses derivative financial instruments to hedge the risks to which their activities, operations and future cash flows are exposed. As part of these transactions, the Company has contracted certain hedging financial instruments, as follows:

Fiscal year 2014
Description of hedging	Type	Underlying	Bank	Maturity	Amount (USD)	Insured type

Exchange rate hedging	Sales insurance	Euros vs. USD	Santander	1/7/2015	(8,000,000)	1,20
Exchange rate hedging	Purchase insurance	Euros vs. USD	Santander	1/7/2015	8,000,000	1,319

Fiscal year 2013
Description of hedging	Type	Underlying	Bank	Maturity	Amount Euros	Limits
Interest rate hedging	Swap	Euribor	Deutsche Bank	6/5/2014	5,000,000	6.90%

Fiscal year 2012
Description of hedging	Type	Underlying	Bank	Maturity	Amount Euros	Limits
Interest rate hedging	Swap	Euribor	Deutsche Bank	6/5/2014	5,000,000	6.90%

Fiscal year 2012
Description of hedging	Type	Style	Bank	Underlying	Amount USD	Insured range
Exchange rate hedging	FX Forward	Europea	Deutsche Bank	Euros vs. USD	3,000,000	1.255
Exchange rate hedging	FX Option	Europea	Deutsche Bank	Euros vs. USD	3,000,000	1,39 - 1.22

As of December 31, 2014, 2013 and 2012 the Group has met the requirements detailed in Note 3 on valuation rules to classify financial instruments listed below as hedges. In particular, they have been formally designated as such, and verified that the hedge is effective.

a)Fair value hedging

The breakdown of fair value hedges in effect at closing of fiscal year 2014 is as follows:

		Amount		Fair
		contracted in		value
Description of hedging	Type	USD	Maturity	Liability
Exchange rate hedging	Exchange insurance Purchase / Sale	8,000,000 / (8,000,000)	1/7/2014	601,466

At closing of fiscal year 2014, the expense recognized in the profit and loss account for the assessment of fair value hedges amounted to EUR 601,466 and has been registered under "exchange differences". At closing of fiscal year 2014, the expense recognized in the profit and loss account for the assessment of cash flow hedges amounted to EUR 147,136 and has been registered under "variation in fair value in financial instruments".

The breakdown of fiscal year 2012 is as follows:

Fiscal year 2012
Description of hedging	Type	Amount contracted in USD	Maturity	Fair value Asset	Fair value Liability
Exchange rate hedging	FX Forward	3,000,000	3/26/2013	-	115,576
Exchange rate hedging	FX Option	3,000,000	3/26/2013	83,797	-
				83,797	115,576

b)Cash flow hedging

The breakdown of cash flow hedging is as follows:

Fiscal year 2013
		Amount		Ineffectiveness	Fair value
		contracted in		recorded in	Liability
Description of hedging	Type	euros	Maturity (*)	results
Interest rate hedging	Swap	5,000,000	6/5/2014	3,048	152,425
152,425

Fiscal year 2012
		Amount		Ineffectiveness	Fair value
		contracted in		recorded in	Liability
Description of hedging	Type	euros	Maturity (*)	results
Interest rate hedging	Swap	5,000,000	6/5/2014	(11,312)	418,797
418,797

(*)The maturity of the hedging instrument matches the year in which the cash flows are expected to occur and affect the profit and loss account.

The amounts recognized during the year in equity and realized gains and losses in relation to the above financial derivative transactions were (in Euro):

	Fiscal year 2014	Fiscal year 2013	Fiscal year 2012
Amount recognized in net equity .- Increase / (decrease)	-	(107,551)	(295,503)
Amount allocated to profit and loss .- (Loss) / gain	(147,136)	(237,733)	(400,406)

17.Information related to the income statement and net equity

The net gains or losses from the various categories of financial instruments, indicating separately income and expense calculated by applying the effective interest method, were as follows (in Euro):

Financial assets:

	Net loss or			Financial income
	profits			from application of TIE
	Fiscal year 2014	Fiscal year 2013	Fiscal year 2012	Fiscal year 2014	Fiscal year 2013	Fiscal year 2012
Investments held to maturity	-	-	-	127,101	338,010	305,728
Financial derivatives	-	61,880	83,797	-	-	-
Investments valued at cost	169,836	58,493	34,069	-	-	-
	169,836	120,373	117,866	127,101	338,010	305,728

Financial liabilities:

	Net loss or			Financial expenses
	profits			from application of TIE
	Fiscal year 2014	Fiscal year 2013	Fiscal year 2012	Fiscal year 2014	Fiscal year 2013	Fiscal year 2012
Debits and payables	-	-	-	(474,136)	(633,223)	(810,904)
Financial derivatives	(147,136)	(299,613)	(484,203)	-	-	-
	(147,136)	(299,613)	(484,203)	(474,136)	(633,223)	(810,904)

18.Information on fair value

At closing of fiscal year, the fair value of financial assets is as follows (in Euro):

	Fiscal year 2012
	Fair value	Book value
Derivatives and others	83,797	83,797
	83,797	83,797

At closing of fiscal year, the fair value of financial liabilities is as follows:

	Fiscal year 2014		Fiscal year 2013		Fiscal year 2012
	Fair value	Book value	Fair value	Book value	Fair value	Book value
Derivatives and others	601,466	601,466	152,425	152,425	534,373	534,373
	601,466	601,466	152,425	152,425	534,373	534,373

19.Information on the nature and level of risk arising from financial instruments

Qualitative information

The management of financial risks of the Group is centralized in the Finance Department of Corporación Química Vhem, S.L., which has mechanisms required to control exposure to changes in exchange rates, and interest rates, as well as the credit and liquidity risks. The main financial risks affecting the group companies are as follows:

a)Credit risk:

In general, the Group holds its cash and cash equivalents in financial institutions with high credit ratings. Additionally, it is noted that there is no significant concentration of credit risk with third parties.

b)Liquidity risk:

In order to ensure liquidity and meet all payment commitments arising from its activity, the Group has the cash shown on its balance sheet and financing lines as described in note 14 of long- and short-term debt.

c)Market risk:

Both the Treasury and the Group's borrowings are exposed to interest rate risk, which could have an adverse effect on the financial results and cash flows. Therefore, the risk management policy aims to limit and control the variations in interest rates on the result and cash flow, maintaining an adequate overall cost of debt. To achieve this goal, the Group has contracted interest rate hedging instruments to cover potential fluctuations in financial costs (see Note 16 Derivative financial instruments).

Regarding the exchange rate risk, it focuses mainly on the sale of finished products to countries in South America and North America, denominated in USD, and the purchase of raw materials, and operating expenses in USD. In order to mitigate this risk, the Group's policy is to enter into financial instruments (exchange insurance) and hedging derivatives to reduce exchange differences for foreign currency transactions.

Quantitative information

a) Interest rate risk

The Group's policy is to maintain its borrowings in fixed rate securities and hedge the variable ones with the hedging specified in note 16.

b) Exchange rate risk

The risk management policy of the Group is to cover the fair value of sales made in USD during the period.

Note 16 on derivative financial instruments details the derivative financial instruments contracted to hedge them.

20.Fiscal situation

Balances with public administration offices are as follows (in Euro):

	Balances as of 12/31/2014
	Balance debtors		Balance creditors
Account	Non-current	Current	Non-current	Current
Assets for deferred taxes	5,365,712	-	-	-
Liabilities for deferred taxes	-	-	102,697	-
Value added tax	-	4,936,942	-	188,569
Individual income tax	-	-	-	620,933
Corporate taxes	-	160,429	-	1,736,626
Social Security Bodies	-	2,520	-	177,208
Subsidies receivable	-	100,123	-	-
Other	-	-	-	652,472
	5,365,712	5,200,015	102,697	3,375,808

	Balances as of 12/31/2013 (*)
	Balance debtors		Balance creditors
Account	Non-current	Current	Non-current	Current
Assets for deferred taxes	5,519,409	243,536	107,827	-
Liabilities for deferred taxes	-	-	-	-
Value added tax	-	6,041,690	-	126,127
Individual income tax	-	-	-	569,343
Corporate taxes	-	355,696	-	2,453,676
Treasury debtor/creditor for other concepts	-	-	-	-
Social Security Bodies	-	100	-	176,216
Subsidies receivable	-	-	-	-
Other	-	(177,325)	-	97,748
	5,519,409	6,463,697	107,827	3,423,110

	Balances as of 12/31/2012

	Balance debtors		Balance creditors
Account	Non-current	Current	Non-current	Current
Assets for deferred taxes	5,010,683	-	-	-
Liabilities for deferred taxes	-	-	25,740	-
Value added tax	-	4,517,770	-	144,080
Individual income tax	-	-	-	663,657
Corporate taxes	-	349,243	-	803,727
Treasury debtor/creditor for other concepts	-	2,890	-	-
Social Security Bodies	-	-	-	162,919
Subsidies receivable	-	243,536	-	-
Other	-	(108,591)	-	67,177
	5,010,683	5,004,848	25,740	1,841,560

(*)Balances re-expressed as of December 31, 2013 (note 21).

The current balances are included in the paragraphs "other debtors" and "other creditors", respectively.

The loss carryforwards tax offset of Spanish companies, are (in Euro):

Year generated	Last application fiscal year	Fiscal year 2014	Fiscal year 2013	Fiscal year 2012
2012 and prior	2028	82,888	99,129	131,118
2013	2028	388,734	388,734
		471,622	487,863	131,118

Assets for deferred taxes recorded

The detail of this account’s balance is as follows (in Euro):

Temporary differences	12/31/2014	12/31/2013 (*)	12/31/2012

Tax credit carryforwards	2,156,552	2,214,076	2,180,207
Lower tax amortizations	-	(5,362)	5,981
Hedging transactions	-	41,825	114,918
Fiscal credits for negative tax	471,622	595,729	398,508
Temporary differences due to combination adjustments	2,205,477	2,284,807	1,940,087
Other	532,061	388,334	370,980
	5,365,712	5,519,409	5,010,681

(*)Balances restated as of December 31, 2013 (note 2i).

The detail of the deductions to be applied is as follows (in Euro):

	As of 12/31/2014
Fiscal year	Nubiola	Corporación Química
generated	Pigmentos, S.L.	Vhem, S.L.	Total
1996	-	27,973	27,973
1997	-	49,807	49,807
1998	-	9,964	9,964
1999	-	52,853	52,853
2000	-	15,341	15,341

2001	-	20,278	20,278
2003	-	7,683	7,683
2004	-	40,275	40,275
2005	-	33,653	33,653
2006	-	27,486	27,486
2007	-	7,482	7,482
2008	49,868	59,161	109,029
2009	114,010	125,660	239,670
2010	3,567	113,436	117,003
2011	16,459	316,374	332,833
2012	3,127	279,268	282,395
2013	198,131	209,272	407,403
2014	199,467	175,957	375,424
	584,629	1,571,923	2,156,552

	As of 12/31/2013
Fiscal year	Nubiola	Corporación Química
generated	Pigmentos, S.L.	Vhem, S.L.	Total
1996	-	27,973	27,973
1997	-	49,807	49,807
1998	-	9,964	9,964
1999	-	52,853	52,853
2000	-	15,341	15,341
2001	-	20,278	20,278
2003	-	7,683	7,683
2004	-	40,275	40,275
2005	-	33,653	33,653
2006	307,462	27,486	334,949
2007	21,201	7,482	28,683
2008	154,156	59,161	213,318
2009	114,009	125,660	239,669
2010	3,567	113,436	117,003
2011	16,459	316,374	332,833
2012	3,126	279,268	282,394
2013	198,130	209,272	407,402
	818,111	1,395,966	2,214,076

	As of 12/31/2012
Fiscal year	Nubiola	Corporación Química
generated	Pigmentos, S.L.	Vhem, S.L.	Total
1996	-	27,973	27,973
1997	-	49,807	49,807
1998	-	9,964	9,964
1999	-	52,853	52,853
2000	-	15,341	15,341
2001	-	20,278	20,278
2003	-	7,683	7,683
2004	-	40,275	40,275
2005	228,300	33,652	261,953
2006	452,694	27,486	480,181
2007	21,201	7,482	28,683
2008	154,156	59,162	213,318
2009	114,009	125,660	239,669
2010	3,567	113,436	117,003
2011	16,459	316,374	332,833

2012	3,126	279,269	282,395
	993,513	1,186,695	2,180,207

The deferred tax assets indicated above were recognized in the balance sheet because the Directors of Corporación Química Vhem, S.L. and group management consider that according to the best estimates of future results, including certain tax planning, it is probable that these assets will be recovered.

Liabilities for deferred taxes recorded

The detail of this account’s balance is as follows (in Euro):

Temporary differences (liabilities for deferred taxes)	12/31/2014	12/31/2013	12/31/2012

Accelerated amortizations for tax purposes	11,041	13,002	14,355
Recognition of interest loan CDTI at 0 interest rate	91,656	94,825	11,385
	102,697	107,827	25,740

Group companies generally have all their taxes for the not prescribed exercises open to inspection.

21.Income and expenses

a)Turnover

The breakdown of the net sales amount distributed by company and country is as follows (in Euro):

Company	Country	2014	2013	2012
Nubiola Pigmentos, S.L. + Colores Hispania, S.A.	Spain	35,343,935	35,911,701	33,487,696
Nubiola Rumanía, S.R.L.	Romania	8,036,324	6,327,281	6,275,482
Nubiola Colombia Pigmentos, S.A.	Colombia	27,007,180	27,476,482	29,337,874
Nubiola India, LTD	India	4,402,695	3,716,082	4,243,571
Nubiola USA, LLC	USA	26,220,821	25,817,039	24,363,919
Nubiola Pigmentos (Shangai) Co.	China	6,659,989	6,763,812	6,061,318
Nubiola Bulgaria	Bulgaria	-	2,845	1,889
		107,670,944	106,015,243	103,771,749

The breakdown of the net sales amount distributed by activity category and geographical markets is as follows (in Euro):

	2014	2013	2012
North America	28,678,868	25,790,503	24,103,443
South America	24,862,187	28,124,299	30,287,753
Europe	33,163,047	28,355,680	26,866,250
Asia	17,361,355	20,859,007	19,573,459
Africa and Oceania	3,605,486	2,885,753	2,940,844
	107,670,944	106,015,243	103,771,749

The net turnover relates mainly to the sale of chemicals.

b)Social contributions

It corresponds almost entirely to social security by Group companies.

c)Detail of combination results

The contribution of each company included in the scope of combination to combined income statement is as follows (in Euro):

	Fiscal year 2014
	Combined	Results attributed to	Results attributable
	result	minority interest	to the Parent
Company		(Benefits)/Loss	company
Ivory Corporation, S.A.	(99,780)	-	(99,780)
Corporación Química VHEM, S.L.	53,734	-	53,734
Comercial Química Dibón, S.L.	219,121	-	219,121
Nubiola Pigmentos, S.L. + Colores Hispania, S.A.	4,276,726	-	4,276,726
Nubiola Romania, S.R.L.	1,822,784	-	1,822,784
Nubiola Colombia Pigmentos, S.A.	5,159,205	-	5,159,205
Nubiola India, Limited	85,939	(1,761)	84,178
Nubiola USA, LLC.	1,122,019	-	1,122,019
Georgia Colours, LLC.	416,248	-	416,248
Nubiola Pigmentos (Shangai) Co.	893,105	-	893,105
Nubiola Bulgaria, OOD	(389,208)	-	(389,208)
Dibón USA, LLC	(39,774)	-	(39,774)
	13,520,119	(1,761)	13,518,358

	Fiscal year 2013 (*)
	Combined	Results attributed to	Results attributable
	result	minority interest	to the Parent
Company		(Benefits)/Loss	company
Ivory Corporation, S.A.	(48,942)	-	(48,942)
Corporación Química VHEM, S.L.	(870,659)	-	(870,659)
Comercial Química Dibón, S.L.	192,327	-	192,327
Nubiola Pigmentos, S.L. + Colores Hispania, S.A.	3,447,323	-	3,447,323
Nubiola Romania, S.R.L.	1,435,439	-	1,435,439
Nubiola Colombia Pigmentos, S.A.	3,492,290	-	3,492,290
Nubiola India, Limited	90,239	(2,314)	87,925
Nubiola USA, LLC.	970,562	-	970,562
Georgia Colours, LLC.	164,566	-	164,566
Nubiola Pigmentos (Shangai) Co.	723,521	-	723,521
Nubiola Bulgaria, OOD	(118,541)	-	(118,541)
Dibón USA, LLC	(38,383)	-	(38,383)
	9,439,741	(2,314)	9,437,427

(*)Balances restated as of December 31, 2013 (note 2i)

	Fiscal year 2012
	Combined	Results attributed to	Results attributable
	result	minority interest	to the Parent
Company		(Benefits)/Loss	company
Ivory Corporation, S.A.	(32,483)	-	(32,483)
Corporación Química VHEM, S.L.	50,670	-	50,670
Comercial Química Dibón, S.L.	399,910	-	399,910
Nubiola Pigmentos, S.L. + Colores Hispania, S.A.	3,030,246	-	3,030,246
Nubiola Romania, S.R.L.	794,557	-	794,557
Nubiola Colombia Pigmentos, S.A.	1,774,807	-	1,774,807
Nubiola India, Limited	345,301	(5,293)	340,008
Delta Colours, Inc.	(119,478)	-	(119,478)
Nubiola USA, LLC.	968,275	-	968,275
Georgia Colours, LLC.	164,551	-	164,551
Nubiola Pigmentos (Shanghai) Co.	731,928	-	731,928
Nubiola Bulgaria, OOD	(63,514)	-	(63,514)
Dibón USA, LLC	(48,330)	-	(48,330)
	7,996,440	(5,293)	7,991,147

22.Information about the environment

The Group values investments related to environmental issues at their acquisition price. The amortization of the same is done in accordance with current amortization tables, taking into account the nature of the same. The detail of the investments performed is as follows (in Euro):

Description	2014	2013	2012
Smoke emissions, solid and conditioning of facilities	72,641	3,253,849	359,017
Water treatment	104,610	49,237	11,283
Other	11,232	106,424	3,195
	188,483	3,409,509	373,495

All those items that can be charged as an expense in the period, consumables, industrial safety items, etc., are taken directly to the income statement at the time of accrual thereof.

The costs accrued during 2014, 2013, and 2012 of an environmental nature have been EUR 674,707, EUR 606,044 and EUR 487,886 respectively, which relate mainly to expenses incurred for cleaning and waste management.

The Group has not made provisions to cover risks and charges for environmental actions, considering that there are no contingencies related to the protection and improvement of the environment.

23.Transactions with related parties

The remuneration paid for all items during the years 2014, 2013 and 2012 by all members of the Boards of Directors and senior executives of the parent companies amounted to EUR 247,105, EUR 162,559 and EUR 133,276 respectively, for assistance and counseling, and EUR 1,291,800, EUR 888,869 and EUR 767,699, respectively, for salaries and wages.

During the years 2014, 2013, and 2012  the Group has paid EUR 78,869, EUR 91,295 and EUR 84,287, respectively in respect of rentals to the related company Societat Claris 89-91, S.L.

As of December 31, 2014, 2013 and 2012 there are no loans or advances granted to members of the Board of Directors and senior management of parent companies.

The Group has no obligation whatsoever in respect of pensions and life insurance to current and former members of the governing bodies and senior management of parent companies.

The Directors of the parent companies and other related parties per Article 231 of the Corporate Enterprises Act have reported no conflicts, direct or indirect, they may have with the Group’s interest concerns.

24.Non-current assets held for sale and liabilities associated with non-current assets held for sale

At the date of preparation of these financial statements, the Group has sold all fixed assets and property investments of the subsidiary Nubiola Bulgaria OOD, for its liquidation, so that the requirements established in the General Accounting Plan for these assets to be classified as "non-current assets held for sale" have been met. Also, according to the provisions of the regulations for the preparation of combined financial statements, the company Nubiola Bulgaria OOD has been object of combined and the assets and liabilities of the company at December 31, 2014 have been classified as non-current assets held for sale and liabilities associated with non-current assets held for sale.

The description of the assets and liabilities classified in this paragraph is as follows (in Euro):

ASSET	12/31/2014
NON-CURRENT ASSET	584,168
Tangible fixed assets	391,133
Land and construction	292,067
Technical facilities and other tangible assets	99,066
Real estate investments	167,340
Construction	167,340
Assets for deferred taxes	25,695
CURRENT ASSET	23,465
Inventories	853
Commercial	853
Trade debtors and other accounts receivable	3,046
Clients for sales and service provision	1,948
Misc. debtors	1,098
Cash and other equivalent liquid assets	19,566
Treasury	19,566
TOTAL ASSET	607,633

12/31/2014
CURRENT LIABILITIES	2,736
Trade creditors and other accounts payable	2,736
Providers	2,646
Other debts with Public Administration Offices	90
TOTAL NET EQUITY AND LIABILITIES	2,736

No results have been recorded in the profit and loss statement, or the statement of changes in the derivatives net equity of this reclassification of assets and liabilities.

25.Other information

The average number of employees during the years 2014, 2013 and 2012 by category, as well as the breakdown by sex of the staff at closing is as follows:

Fiscal year 2014
Staff as of 12/31/14

Professional category	Median number of employees	Men	Women
Counsels	7	6	1
General Directors / Group Directors (Upper Managements)	5	5	-
Functional Area Directors and Department Managers	52	38	14
Sales Teams	26	15	11
Production workers	484	426	58
Clerical	54	20	34
Other	75	35	40
	703	545	158

Fiscal year 2013
		Staff as of 12/31/2013
Professional category	Median number of employees	Men	Women
Counsels	7	6	1
General Directors / Group Directors (Upper Managements)	5	5	-
Functional Area Directors and Department Managers	22	19	3
Sales Teams	44	24	20
Production workers	490	409	81
Clerical	50	22	28
Other	153	103	50
	771	588	183

Fiscal year 2012
		Staff as of 12/31/2012
Professional category	Median number of employees	Men	Women
Counsels	6	6	-
General Directors / Group Directors (Upper Managements)	5	5	-
Functional Area Directors and Department Managers	27	20	7
Sales Teams	44	23	21
Production workers	471	423	49
Clerical	53	21	32
Other	133	87	46
	739	585	155

The fees received by Grant Thornton for the years 2014, 2013 and 2012, for audit work amounted to EUR 65,220, EUR 64,571 and EUR 63,615, respectively. Those perceived by the auditors belonging to the Grant Thornton International network who participated in audits of foreign companies amount to EUR 50,631, EUR 46,626 and EUR 47,461, respectively.

26.Summary of Significant Differences between Spanish GAAP and US GAAP

The accompanying combined financial statements were prepared in accordance with accounting principles generally accepted in Spain (“Spanish GAAP”) which differ from those generally accepted in the United States (“US GAAP”).  The significant differences, as they apply to the combined financial statements presented, are summarized below.

Goodwill (a)

Up to December 2007, Spanish GAAP allowed for amortization of goodwill on a straight line basis over a maximum period of twenty years. Under US GAAP, goodwill is not amortized but is subject to periodic impairment tests.

Government grants (b)

Under Spanish GAAP, government grants received without obligation to be repaid are presented as equity.  Interest free loans from the government are initially recorded at fair value as financial liabilities.  The difference between the proceeds received from the loan and its fair value is considered a government grant and recorded as equity.

Under US GAAP, government grants related to assets shall be presented in the balance sheet as deferred income.

Uncertain Tax Positions (c)

Under Spanish GAAP, a provision is recorded when a present obligation from a past event exists and it is probable that an outflow of resources will be required to settle the obligation.  The amount recognized as a provision shall be the best estimate of the amount that an entity would pay to settle the obligation at the end of the reporting period. US GAAP requires a two-step process, separating recognition from measurement.  A benefit is recognized when it is “more likely than not” to be sustained based on the technical merits of the position.  The amount of benefit to be recognized is based on the largest amount of tax benefit that is greater than 50% likely of being realized upon ultimate settlement. No benefit is recorded for tax positions that do not meet the recognition threshold.

Following is a reconciliation of the balance sheet of the Company as shown in the financial statements under Spanish GAAP to the balance sheet according to US GAAP.

Adjustments to December 31, 2014 Balance Sheet:

	As Reported	Adjustments necessary to reconcile to US GAAP		As Adjusted
	(in thousands of Euro)
Goodwill	1,535	606	(a)	2,141

Deferred income	-	(366)	(b)	(366)

Non-current deferred tax liability		92	(b)
Non-current deferred tax liability		(1,192)	(c)
Non-current deferred tax liability - previous year		(4,484)	(c)
Total non-current deferred tax liability	(102)	(5,584)		(5,686)

Subsidies, donations and grants received	(274)	274	(b)	-

Reserves		(606)	(a)
Reserves - expense for year		1,192	(c)
Reserves - previous year		4,484	(c)
Total reserves	(70,286)	5,070		(65,216)

Adjustments to December 31, 2013 Balance Sheet:

	As Reported	Adjustments necessary to reconcile to US GAAP		As Adjusted
	(in thousands of Euro)
Goodwill	1,245	606	(a)	1,851

Deferred income	-	(555)	(b)	(555)

Non-current deferred tax liability		95	(b)
Non-current deferred tax liability		(600)	(c)
Non-current deferred tax liability - previous year		(3,884)	(c)
Total non-current deferred tax liability	(108)	(4,389)		(4,497)

Subsidies, donations and grants received	(460)	460	(b)	-

Reserves		(606)	(a)
Reserves - expense for year		600	(c)
Reserves - previous year		3,884	(c)
Total reserves	(65,343)	3,878		(61,465)

Following is a reconciliation of net income of the Company as shown in the combined financial statements to net income according to accounting principles generally accepted in the United States.

	December 31, 2014	December 31, 2013
Net income under Spanish GAAP	13,520	9,440
Adjustments:
Income tax expense	1,192	600
Net income under US GAAP	12,328	8,840

There are no significant differences to the cash flow under US GAAP.

27.Subsequent events

As of July 7, 2015 the company Ferro Spain Management Company, SL acquired the entirety of the share capital of Corporacion Quimica Vhem, SL, Dibon USA, LLC and Ivory Corporation, SA (together with its direct and indirect subsidiaries), which also caused a change in the entire board of Directors of Grupo Nubiola (Chemical Activities).

Prepared by the Directors of Corporación Química Vhem, S.L., in Barcelona, on September 18, 2015.

/s/ Dieter Binder___________ D. Dieter Binder	/s/ Sandra Jane Frydryk___________ Dna. Sandra Jane Frydryk
/s/ Luca Pecorara___________ D. Luca Pecorara	/s/ Jose Tortajada Girbes___________ D. Jose Tortajada Girbes
/s/ Angel Castillo Arteta______ D. Angel Castillo Arteta	/s/ Antionio Jose Dos Santos Patrocinio__ D. Antonio Jose Dos Santos Patrocinio